UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.

ENERGEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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March 22, 2016

To Our Shareholders:

It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Tuesday, May 3, 2016, at 8:30 a.m., Central Daylight Time.

Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the Proxy Statement that follow.

We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your submitting your proxy by telephone or by Internet, or by completing, signing and returning the enclosed proxy card as soon as convenient so that your stock may be voted.

Yours very truly,

Chairman of the Board

ENERGEN CORPORATION

Notice of Annual Meeting of Shareholders

To Be Held May 3, 2016

TIME AND DATE	8:30 a.m., CDT, on Tuesday, May 3, 2016

PLACE	Energen Plaza 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707 Directions to the Annual Meeting are available by calling Investor Relations at 1-800-654-3206.

AGENDA

(1) To elect three members of the Board of Directors for three-year terms.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

(3) To approve the amendment and restatement of the Company’s Stock Incentive Plan and approve the performance goals pursuant to the requirements of Section 162(m) of the Internal Revenue Code.

(4) To cast an advisory vote on the Company’s executive compensation (“Say-on-Pay” vote).

(5) To consider and vote upon a shareholder proposal regarding preparation of a report on methane gas emissions, if properly presented at the Annual Meeting.

(6) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you were a shareholder of record of the Company on February 29, 2016.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by submitting your instructions by telephone or by Internet, or by completing, signing and returning a proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD MAY 3, 2016:

The Company’s Proxy Statement on Schedule 14A, form of proxy card and 2015 annual report on Form 10-K are available at: www.annualmeeting.energen.com.

Birmingham, Alabama March 22, 2016	J. David Woodruff Secretary

PROXY STATEMENT

i

ii

PEER GROUP DATA BASE	A-1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES	B-1

ENERGEN CORPORATION STOCK INCENTIVE PLAN	C-1

iii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF ENERGEN CORPORATION

May 3, 2016

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not include all of the information that you should consider and you should read the entire Proxy Statement before voting. In this Proxy Statement, Energen Corporation may also be referred to as “we”, “us”, “Energen” or the “Company”.

2016 ANNUAL MEETING OF SHAREHOLDERS

• Date and Time:	Tuesday, May 3, 2016, 8: 30 a.m. CDT

• Place:	Energen Plaza 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707

• Record Date:	February 29, 2016

VOTING MATTERS AND BOARD RECOMMENDATIONS

Our Board’s Recommendations
Election of Director Nominees (page 9)	FOR each Director Nominee

Ratification of Appointment of Independent Auditor (page 19)	FOR

Approval of the Amendment and Restatement of, and Performance Goals under, Energen’s Stock Incentive Plan (page 47)	FOR

Advisory Vote to Approve Executive Compensation (page 57)	FOR

Shareholder Proposal – Methane Gas Emissions Report (page 58)	AGAINST

DIRECTOR NOMINEES (BEGINNING ON PAGE 9)

The following table provides summary information about each Director nominee. Our Directors serve for three-year terms.

Name	Age	Director Since	Primary Occupation	Committee Memberships	Other Public Company Boards
T. Michael Goodrich*	70	2000	Former Chairman and CEO of BE&K, Inc.; founder, Timberline Management Co., Inc.	C, G** L	Synovus Financial Corp.
Jay Grinney*	65	2012	President, Chief Executive Officer and director of HealthSouth Corporation	A, C	HealthSouth Corporation
Frances Powell Hawes*	61	2013	Independent financial consultant; former Chief Financial Officer	A	Archrock, Inc.

A	Audit Committee
C	Compensation Committee
G	Governance and Nominations Committee
L	Lead Director

* Independent Director

** Chair of Committee

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Energen Corporation, an Alabama corporation, of proxies for use at the 2016 Annual Meeting of Shareholders of the Company and at any adjournment or postponement of the Annual Meeting.

You are invited to attend our Annual Meeting on May 3, 2016, beginning at 8: 30 a.m., CDT. The Annual Meeting will be held at our principal office, 605 Richard Arrington Jr. Blvd. North,

Birmingham, Alabama 35203-2707. You may call Investor Relations at 1-800-654-3206 for additional directions to the Annual Meeting location.

The Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”), Proxy Statement and form of proxy or voting instruction card are being mailed or made available to shareholders beginning on or about March 22, 2016.

2.	WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

Shareholders will vote on five items at the Annual Meeting:

¡	the election of three members of the Board of Directors for three-year terms;

¡	ratification of the appointment of PricewaterhouseCoopers LLP as Energen’s independent registered public accounting firm for 2016;

¡	the approval of a proposal to amend and restate Energen’s Stock Incentive Plan and approval of performance goals under
Section 162(m) of the Internal Revenue Code;

¡	an advisory vote on Energen’s executive compensation; and

¡	a shareholder proposal requesting that Energen issue a report on Energen’s policies, actions and plans with respect to methane gas emissions.

At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

3.	WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

The Board of Directors recommends that you vote your shares:

¡	“FOR” election of each of the nominees to the Board of Directors;

¡	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Energen’s independent registered public accounting firm for 2016;
¡	“FOR” approval of the amendment and restatement of Energen’s Stock Incentive Plan and approval of performance goals;

¡	“FOR” the proposal regarding an advisory vote on executive compensation;

¡	“AGAINST” the shareholder proposal requesting that Energen issue a report on Energen’s policies, actions and plans with respect to methane gas emissions.

4.	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of record of Energen common stock at the close of business on February 29, 2016 are entitled to receive this notice of Annual Meeting and Proxy Statement and to vote their shares at the Annual Meeting. As of that date, a total of

97,065,510 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

5.	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered in your name with Energen’s transfer agent, Computershare, you are the “shareholder of record” of those shares. The Notice of Internet Availability and, if requested, Proxy Statement and any accompanying materials, have been provided directly to you by Energen.

If your shares are held in a stock brokerage account or by a bank or other holder of record,

you are considered the “beneficial owner” of those shares. The Notice of Internet Availability and, if requested, Proxy Statement and any accompanying materials, have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instructions included on the Notice of

Internet Availability or the form of proxy or by following your holder of record’s instructions for voting by telephone or on the Internet.

If you hold your shares as a participant in the Energen Corporation Employee Savings Plan, the proxy that you submit will provide your voting instructions to the plan trustee. If you do not submit a proxy, the plan trustee will vote your plan shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in that plan. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, your voting instructions must be received before the close of business on April 29, 2016.

6.	HOW DO I VOTE?

Shareholders of record may vote using any of the following methods:

By mail

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

If you do not have the prepaid envelope, please mail your completed proxy card to Proxy Services, c/o Computershare Investor Services, P.O. Box 30202, College Station, TX 77842-9909.

By telephone or on the Internet

Shareholders of record can vote by calling the toll-free telephone number on the proxy card. Please have the proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

You may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online. The website for Internet voting for shareholders of record is www.investorvote.com/EGN. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11: 59p.m., Eastern Time, on May 2, 2016.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

Voting by beneficial owners

The Notice of Internet Availability and, if requested, Proxy Statement and any accompanying materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instructions included in the materials forwarded to you by the holder of record, which may be different from the instructions mailed to shareholders of record, or by following their instructions for voting by telephone or on the Internet. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

In person at the Annual Meeting

Shareholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Please vote promptly

Your vote is important. You can save us the expense of a second mailing by voting promptly.

7.	WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE?

Shareholders of record

You can revoke your proxy at any time before it is exercised by:

¡	written notice to the Secretary of the Company;

¡	timely delivery of a valid, later-dated proxy; or

¡	voting by ballot at the Annual Meeting.

Beneficial owners

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

Employee Savings Plan participants

If you hold shares in the Energen Corporation Employee Savings Plan, you can change your voting instructions for those shares by voting again by telephone or by Internet or by returning a later dated proxy card. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, if you hold shares in the Energen Corporation Employee Savings Plan, your voting instructions (or any change to such instructions) must be received before the close of business on April 29, 2016.

8.	WHAT IS A QUORUM FOR THE ANNUAL MEETING?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Proxies relating to shares held by beneficial owners that are voted by brokers on some matters will be treated as shares present for determining the presence of a quorum, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld from the broker (i.e. broker non-votes).

9.	WHAT IS A BROKER NON-VOTE?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE). If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the amendment and restatement of Energen’s Stock Incentive Plan, the advisory approval of executive compensation or on any shareholder proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

10.	WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Ratification of PricewaterhouseCoopers	Majority of Votes Cast	Yes
Amendment and Restatement of, and 162(m) Approval of, Stock Incentive Plan	Majority of Votes Cast	No
Advisory Approval of Executive Compensation	Majority of Votes Cast	No
Shareholder Proposal	Majority of Votes Cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.

Election of Directors; Majority Vote Policy

Directors must be elected by a majority of the votes cast. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee.

Ratification of PricewaterhouseCoopers LLP

The votes cast “for” must exceed the votes cast “against” to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Amendment and Restatement of Energen’s Stock Incentive Plan and Approval of Performance Goals

The votes cast “for” must exceed the votes cast “against” to approve the amendment and restatement of, and the performance goals under, Energen’s Stock Incentive Plan. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Advisory Approval of Executive Compensation

The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Shareholder Proposal

The votes cast “for” must exceed the votes cast “against” to approve the shareholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the shareholder proposal.

11.	HOW WILL MY SHARES BE VOTED AT THE ANNUAL MEETING?

At the Meeting, the proxy holders appointed by the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

¡	FOR election of each of the Director nominees named in this Proxy Statement;

¡	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2016 fiscal year;

¡	FOR approval of the amendment and restatement of, and performance goals under, our Stock Incentive Plan;

¡	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; and

¡	AGAINST the shareholder proposal.

12.	COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by the Board of Directors will have the discretion to vote for you on such matters.

13.	WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

Energen will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have engaged Okapi

Partners, LLC of New York to assist in the solicitation of proxies. We will pay Okapi a fee not to exceed $7,500, plus reasonable expenses, for these services.

14.	WHO WILL COUNT THE VOTES?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

15.	WHY DID I RECEIVE A “NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS” BUT NO PROXY MATERIALS?

We distribute our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On March 22, 2016, we mailed a “Notice Regarding the Availability of Proxy Materials” to shareholders, containing instructions on how to access the proxy materials on the Internet.

16.	CAN I ACCESS THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND THE 2015 ANNUAL REPORT ON FORM 10-K ON THE INTERNET?

This Proxy Statement, the form of proxy card and the 2015 Annual Report on Form 10-K are available at www.annualmeeting.energen.com. Securities and Exchange Commission (“SEC”) rules permit the Company to provide shareholders with proxy materials electronically instead of in paper form, even if they have not made an election to receive the material electronically.

ELECTION OF DIRECTORS

Our Board of Directors (or, the “Board”) has nominated three Directors for election. The Board is divided into three classes serving staggered three-year terms. The terms of three of the present Directors expire at this Annual Meeting: T. Michael Goodrich, Jay Grinney and Frances Powell Hawes. Messrs. Goodrich and Grinney and Ms. Hawes have been nominated for re-election as Directors for terms expiring in 2019.

Our Board of Directors recommends that T. Michael Goodrich, Jay Grinney and Frances Powell Hawes be elected to serve in the class with terms expiring in 2019. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. We expect each nominee for election as a Director to be able to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented below under the caption “Governance of the Company.”

Unless you otherwise direct on the proxy form, the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a majority of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a Director, the proxy holders may vote your shares for one or more substitutes designated by the Board of Directors.

GOVERNANCE OF THE COMPANY

The members of our Board of Directors, including the three nominees for election, are identified below.

NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2019

Name and Year First Became Director	Principal Occupation and Other Information

T. MICHAEL GOODRICH Director since 2000	Mr. Goodrich, 70, retired in 2008 as Chairman of the Board and Chief Executive Officer of BE&K, Inc., an international engineering and construction firm headquartered in Birmingham, Alabama. Upon retirement, Mr. Goodrich founded an investment and consulting company, Timberline Management Co., Inc. He joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and was named Chairman and Chief Executive Officer in 1995. Mr. Goodrich is active in a number of industry and civic organizations including the National Academy of Construction. In addition to Energen, Mr. Goodrich serves as a director of one other publicly traded company – Synovus Financial Corp. He is also a director of First Commercial Bank. Mr. Goodrich is a graduate of Tulane University (civil engineering) and the University of Alabama School of Law (J.D.).

JAY GRINNEY Director since 2012	Mr. Grinney, 65, is President, Chief Executive Officer and a director of publicly traded HealthSouth Corporation, one of the country’s largest providers of post-acute healthcare services. He was named to these positions in May 2004. Prior to joining HealthSouth, Mr. Grinney served in a number of senior management positions with HCA, Inc., or its predecessor companies, in particular, serving as president of HCA’s Eastern Group from May 1996 to May 2004, president of the Greater Houston Division from October 1993 to April 1996 and as chief operating officer of the Houston region from November 1992 to September 1993. Before joining HCA, Mr. Grinney held several executive positions during a nine-year career at the Methodist Hospital System in Houston, TX. Mr. Grinney has served in a number of community and civic leadership roles and presently serves on the boards of directors of the Public Affairs Research Council of Alabama, the Community Foundation of Greater Birmingham and the Birmingham Business Alliance. He is a graduate of St. Olaf College (B.A. psychology), Washington University School of Medicine (M.H.A.), and Washington University Graduate School of Management (M.B.A.).

FRANCES POWELL HAWES Director since 2013	Ms. Hawes, 61, an independent financial consultant, has an extensive background in finance with publicly traded and private companies and is a CPA. Ms. Hawes served as Chief Financial Officer of New Process Steel, L.P., a privately held steel distribution business in the United States and Mexico from September 2012 through December 2013; as Senior Vice President and Chief Financial Officer of American Electric Technologies, Inc. from 2011 to 2012, as Interim Chief Financial Officer of Sterling Chemicals, Inc. from 2009 to 2010; as Executive Vice President and Treasurer of NCI Building Systems, Inc. from 2005 to 2008; as a financial advisor to London Merchant Securities LPC, a real estate and investment company, from 2003 to 2005; and as Chief Financial Officer and Treasurer of Grant Prideco, Inc., a manufacturer of engineered tubular products for the energy industry, from 2000 to 2001. Ms. Hawes serves as a director of one other publicly traded company, Archrock, Inc. She is active in a number of civic and professional organizations and serves as an executive officer for Financial Executives International – Houston, Texas Chapter. She is a graduate of the University of Houston (B.B.A.).

DIRECTORS WHOSE TERMS EXPIRE IN 2017

Name and Year First Became Director	Principal Occupation and Other Information

KENNETH W. DEWEY Director since 2007	Mr. Dewey, 62, is a co-founder and board member of Caymus Capital Partners, a market-neutral energy equity fund manager. Mr. Dewey was a co-founder of Randall & Dewey, a full-service transaction advisory firm specializing in oil and gas mergers, acquisitions and divestments. Randall & Dewey provided marketing, transaction, evaluation and research services for clients ranging from small, privately held firms to integrated energy companies and major oil companies. Mr. Dewey served as Randall & Dewey’s Chief Financial Officer from 1989 until his 2006 retirement following the firm’s 2005 acquisition by Jefferies & Company. From 1978 to 1989, Mr. Dewey held a variety of positions with Amoco Corporation and its subsidiaries. Mr. Dewey is a graduate of Stanford University (A.B. economics) and Wharton School, University of Pennsylvania (M.B.A.).

M. JAMES GORRIE Director since 2014	Mr. Gorrie, 53, is CEO of Brasfield & Gorrie, LLC, one of the largest privately held construction firms in the United States. It provides construction and construction management services for a wide variety of projects, including commercial, institutional, healthcare, industrial, and treatment plant construction. Mr. Gorrie joined Brasfield & Gorrie in 1984 and served in various roles prior to his election as President in 1994, a position which he held until 2015. He has served as CEO since his election to that position in 2011. Mr. Gorrie serves as a director of one other publicly traded company, ProAssurance Corporation. He is a graduate of Auburn University (B.S. building science).

JAMES T. MCMANUS, II Director since 2006	Mr. McManus, 57, is Chairman of the Board, President and Chief Executive Officer of the Company. He has been employed by Energen Corporation and its subsidiaries in various capacities since 1986. He was elected Executive Vice President and Chief Operating Officer of Energen Resources Corporation in October 1995 and President of Energen Resources in April 1997. He was elected President and Chief Operating Officer of the Company effective January 1, 2006, Chief Executive Officer effective July 1, 2007, and Chairman of the Board effective January 1, 2008. Prior to joining the Company, Mr. McManus worked for PricewaterhouseCoopers as a certified public accountant. Mr. McManus serves on the board of one other publicly traded company – Questar Corp. He is a graduate of the University of Alabama (B.S. accounting).

DIRECTORS WHOSE TERMS EXPIRE IN 2018

Name and Year First Became Director	Principal Occupation and Other Information

WILLIAM G. HARGETT Director since 2015	Mr. Hargett, 66, has 35 years of North American oil and gas industry experience. He retired in 2008 as Chairman, President, and CEO of publicly-traded Houston Exploration Company, following its merger with Forest Oil. He joined Houston Exploration in 2001 as President and CEO and was elected Chairman in 2004. Mr. Hargett began his career in 1973 as Exploration Geologist with Amoco Production Company; in 1974 he joined Tenneco Oil Company serving in various exploration positions including Exploration Manager Gulf Coast Division from 1984 to 1988; in 1988 he became President and Director – North Central Oil Company; in 1993 President – Amax Oil and Gas Inc.; in 1994 President and Chief Operating Officer (USA) – Greenhill Petroleum Corp.; and in 1997 President, Chief Operating Officer, and Director – Snyder Oil Company and, following its 1999 merger, President North America – Sante Fe Snider. Mr. Hargett is a graduate of the University of Alabama (B.S. geology; M.S. geology).

ALAN A. KLEIER Director since 2015	Mr. Kleier, 62, retired in 2013 as Vice President of Chevron’s Mid-Continent Business Unit, a position which he had held since 2011. He began his career in 1977 with Texaco Exploration and Production, Inc. as Field Engineer/Drilling Foreman, subsequently serving in roles of increasing responsibility. At the time of the 2001 Chevron-Texaco merger, Mr. Kleier was Texaco’s Vice President, Central United States Business Unit. After the merger, he held the following positions within the Chevron organization: 2001 – Vice President Permian Basin Unit; 2003 – Vice President International Upstream; and 2004 – General Manager of Operations/Managing Director Southern Africa Strategic Business Unit (Angola). He recently accepted a position on the Industrial Board of Advisors for the University of Louisville J.B. Speed School of Engineering. Mr. Kleier is a graduate of the University of Louisville (B.S. mechanical engineering and M.E. mechanical engineering).

STEPHEN A. SNIDER Director since 2000	Mr. Snider, 68, retired in 2009 as Chief Executive Officer and director of Exterran Holdings, Inc., a global natural gas compression services company, and also retired as Chief Executive Officer and director for the general partner of Exterran Partners, L.P., a domestic natural gas contract compression services business. Mr. Snider has over 30 years of experience in senior management of operating companies. He serves as a director of two other publicly traded companies – Tetra Technologies, Inc. and Thermon Group Holdings, Inc. He has within the past five years served as a director of Dresser Rand Group, Inc., and Seahawk Drilling Incorporated. Mr. Snider is a graduate of the University of Detroit (B.S. civil engineering) and the University of Colorado at Denver (M.B.A.).

GARY C. YOUNGBLOOD Director since 2003	Mr. Youngblood, 72, retired in 2003 as President and Chief Operating Officer of Alabama Gas Corporation, a former subsidiary of the Company. Mr. Youngblood was employed by Alabama Gas Corporation in various capacities for 34 years. He was elected its Executive Vice President in 1993, its Chief Operating Officer in 1995, and its President in 1997. Mr. Youngblood has served in a number of industry and civic leadership roles including Chairman of the Birmingham Chamber of Commerce, member of the Board of Directors of the Public Affairs Research Council of Alabama, President of the Alabama Natural Gas Association, President of the Southeast Gas Association, and member of the Leadership Council of the American Gas Association. He is a graduate of the University of Montevallo (B.S. business administration).

Each of our Directors also serves as a Director of Energen Resources Corporation (“Energen Resources”), our principal subsidiary.

DIRECTOR SKILLS AND QUALIFICATIONS

Our Governance and Nominations Committee considers the qualifications and backgrounds of each of our Directors when nominated for service on our Board of Directors, and believes that each Director named above possesses skills and qualifications that enhance the quality of the Board as a whole. With respect to the three nominees, we note that:

•	Mr. Goodrich, as a retired Chairman of the Board and Chief Executive Officer of an international engineering and construction firm and as a director of another publicly traded company, brings leadership, project management and risk assessment skills and public company perspectives to our Board.

•	Mr. Grinney, President, Chief Executive Officer and director of HealthSouth Corporation, has many years of senior executive experience, including over a decade as a director and chief executive of a publicly-traded company. He brings to our Board the executive, governance and business analysis perspectives of a public company chief executive officer.

•	Ms. Hawes, a certified public accountant, enhances the Board’s financial accounting, internal control and financing expertise through her many years of experience as a chief financial officer to both publicly traded and private companies. She also brings perspectives from her other public board service.

Our nominees’ respective business backgrounds are discussed above in more detail.

SELECTION OF BOARD NOMINEES

Our Governance and Nominations Committee identifies and evaluates Board candidates using one or more informal processes deemed appropriate for the circumstances. A determination of whether to pursue discussions with a particular individual is made after discussion by the Committee and may be preceded by formal or informal discussions involving one or more or all of the other Board members. Information considered by the Committee may include information provided by the candidate and one or more Committee or Board members. The Committee will also consider potential committee service by Board candidates at the time such candidates are evaluated for membership on the Board and, if the Board has vacancies on a particular committee or foresees such a vacancy, the Committee may be more likely to consider Board candidates with credentials and experience suitable for service on such committee. Board candidates are expected to possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom, and good judgment. In addition to these fundamental characteristics, the Committee seeks to assemble and maintain a Board membership with a diverse portfolio of expertise, education, and experience conducive to generating multiple perspectives on the business, community, and strategic issues and opportunities encountered or anticipated by the Company. Once appropriate candidates have been identified, the Committee recommends nominations to our Board.

Our Governance and Nominations Committee has not adopted a policy or procedure for the consideration of Director candidates recommended by shareholders. Our Board does not recall an instance in which a shareholder (other than a shareholder serving as an officer or Director) has recommended a Director candidate; however, as stated in prior years, the Governance and Nominations Committee will consider timely shareholder recommendations. Our Company Bylaws contain detailed procedures for shareholders desiring to nominate, instead of recommend, a Director candidate. For this Annual Meeting, the Governance and Nominations Committee did not receive any Director candidate recommendations from shareholders holding at least 5% of our common stock.

BOARD AND COMMITTEES

In 2015, our Board held 5 meetings and committees of the Board held 11 meetings. Each Director attended 75% or more of the aggregate of all meetings of the Board and the committees on which the Director served during 2015. We encourage and expect our Board members to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. All of our Board members attended our Annual Meeting held in 2015.

Our Board has the following three committees, each with a written charter adopted by the Board and available on our website:

•	Audit Committee;

•	Governance & Nominations Committee; and

•	Compensation Committee.

The following table summarizes the primary purpose and function of each committee.

Committee	Primary Purpose and Function
Audit

•   Assist the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors;

•   appointment, compensation, retention, discharge and replacement of the Company’s independent auditors; and

•   prepare a Committee report as required by the SEC to be included in the Company’s annual Proxy Statement.

Governance & Nominations

•   Review and advise the Board on general governance and structure issues, including corporate governance principles and guidelines applicable to the Company;

•   lead the Board’s Director succession planning;

•   review potential Board candidates and recommend Director nominations to the Board; and

•   review and recommend non-employee Director compensation to the Board.

Compensation

•   Review and approve base salaries, corporate goals and objectives in relation to performance-based compensation, benefits, and equity awards. Evaluate the CEO’s performance based on these goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board) determine and approve the CEO’s compensation level based on that evaluation;

•   make recommendations to the Board with respect to non-CEO executive officer compensation, incentive compensation plans and equity-based plans that are subject to Board approval;

•   produce an annual report on executive compensation as required by the SEC to be included in or incorporated by reference into the Company’s Proxy Statement or other applicable SEC filings; and

•   under delegation from our Board, determine and approve our compensation philosophy, the compensation of our non-CEO executive officers and equity-based compensation applicable to non-executive officer employees.

The table below provides membership and meeting information for each of the standing Board committees for 2015.

Name	Audit	Compensation	Governance & Nominations
Mr. Dewey*	C	M
Mr. Goodrich*		M	C
Mr. Gorrie*	M
Mr. Grinney*	M	M
Mr. Hargett*(a)	M
Ms. Hawes*	M
Mr. Kleier*(a)	M
Mr. McManus(b)
Mr. Snider*		C	M
Mr. Youngblood*			M
2015 Meetings	5	4	2

C: Chair            M: Member                  *Independent Director

(a)	Messrs. Hargett and Kleier joined the Audit Committee effective April 30, 2015.
(b)	Mr. McManus, as Chief Executive Officer of the Company, is not a member of any Committee.

INDEPENDENCE DETERMINATIONS

Our Board of Directors has adopted independence standards consistent with the listing standards adopted by the NYSE. A Director will be considered “independent” and found to have no material relationship with the Company if:

(1)  During the prior three years:

•	The Director has not been an employee of the Company or any of its subsidiaries;

•	No immediate family member of the Director has been an executive officer of the Company;

•	Neither the Director nor an immediate family member of the Director has received more than $120,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);
•	Neither the Director nor an immediate family member of the Director has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; and

•	The Director has not been an executive officer or employee, and no immediate family member of the Director has been an executive officer, of a company that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues;

and

(2) •	The Director is not a current partner or employee of a firm that is the Company’s internal or external auditor;

•	The Director does not have an immediate family member who is a current partner of such a firm;

•	The Director does not have an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; and

•	Neither the Director nor an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

In January 2016, the Board reviewed the independence of its members and nominees. Based on this review and the independence standards set forth above, the Board of Directors determined that none of the Director nominees and none of the current Directors, with the exception of Mr. McManus, have a material relationship with the Company other than in their capacities as members of the Board of Directors. Mr. McManus is not considered an independent Director due to his employment as Chief Executive Officer of the Company.

The Board of Directors has determined that each member of the Audit Committee meets the independence standards required by applicable SEC regulations and NYSE listing standards, and the financial literacy and accounting or financial management requirements of the NYSE listing standards. The Board has also determined that Ms. Hawes is an audit committee financial expert under the rules and regulations of the SEC.

The Board of Directors has determined that each member of the Compensation Committee and the Governance and Nominations Committee meets the independence requirements of applicable SEC regulations and NYSE listing standards.

In evaluating the independence of the Directors and nominees, the Board was not aware of, and did not consider, any relationships between a Director or Director nominee, or any family member of a Director or Director nominee, and the Company or any of its executive officers.

Although the Company does not have specific policies and procedures for the review, approval or ratification of Company transactions in which any Director, executive officer or other related person will have a direct or indirect material interest, the Company does have conflict of interest disclosure requirements in its Business Conduct Guidelines and its Corporate Governance Guidelines. The Business Conduct Guidelines require each officer, employee and Director to notify the Company if he/she or a close family member has a financial interest in a transaction involving the Company. The Corporate Governance Guidelines further provide that Directors are expected to disclose to the Board any potential conflicts of interest that they may have with respect to any matters under discussion and refrain from voting on such matters, if appropriate.

We rely on our Directors and executive officers to make advance disclosure to the Board of Directors of transactions with the Company in which a Director or an executive officer will have a direct or indirect interest. Our Board of Directors would then evaluate and determine whether to approve any such proposed transaction. Failure to disclose such a transaction to our Board of Directors in advance and to seek approval from our Board prior to engaging in such a transaction would constitute a violation of our Company’s Business Conduct Guidelines. Our Directors and executive officers also complete an annual questionnaire that identifies or confirms the absence of any direct or indirect participation in any transaction with the Company.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Chairman of the Company’s Board of Directors is Mr. McManus, who also serves as the Company’s Chief Executive Officer. This combined Chairman-CEO leadership role has been used by the Company for many years except during brief succession transition periods. The Company has also always had a majority independent Board membership. Currently, Mr. McManus is the only non-independent member of the Board. Under our Corporate Governance Guidelines, our Board designates a lead Director for purposes of convening and chairing meetings of our non-management Directors. The role of lead Director is currently filled by Mr. Goodrich. Based on many years of experience, the Board believes that this structure serves the Company well in providing effective and efficient leadership with active independent oversight.

The Board exercises its risk oversight role through Board and Committee meetings. As noted above, a majority of the Board members and all Committee members are independent. Risk oversight matters are discussed and reviewed in various ways: normal agenda items; presentations in response to Director requests; presentations initiated by management; and issues raised and discussed during the course of Board and Committee meetings. The Board has developed a matrix identifying key risks and specifying full Board or specific Committee oversight responsibility. The Governance and Nominations Committee is charged with coordinating periodic review, update and assessment of the matrix.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Based on past experience, we expect to receive and respond to shareholder communications in a variety of ways. Our Board does not want to limit this flexibility and has not implemented a defined process for shareholders to send communications to the Board. Any shareholder or other interested person wishing to communicate with a member of the Board may send correspondence to his or her attention at Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707. The names, titles and committee assignments of our officers and Directors, together with our mailing address and telephone number, can be found on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). Also under that subheading, page 16 of our Business Conduct Guidelines details the procedure adopted by our Audit Committee for the handling of inquiries and correspondence relating to errors, deficiencies and misrepresentations in accounting, internal control, and audit related matters. Such inquiries and correspondence are to be forwarded by our General Counsel to the Chairman of our Audit Committee.

CODE OF ETHICS

The Company has a code of ethics, titled Business Conduct Guidelines, which is applicable to all of the Company’s employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Business Conduct Guidelines are also applicable to all of the

Directors of the Company. We intend to post amendments to or waivers from the Business Conduct Guidelines that are applicable to the Company’s Directors, principal executive officer, principal financial officer and principal accounting officer on our website.

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS.

Our corporate governance documents are available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). Our corporate governance documents include the following:

•	Corporate Governance Guidelines;

•	charters for each Board committee; and

•	Business Conduct Guidelines.

Shareholders also may obtain copies of these documents from us without charge by requesting such documents in writing or by telephone at the following address or telephone number:

J. David Woodruff

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Phone: (205) 326-2700

COMPENSATION COMMITTEE PROCESS

The Compensation Committee is responsible for overseeing and administering the Company’s executive compensation program. The Compensation Committee establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO, the CFO, and other executive officers named in the Summary Compensation Table. In setting salaries and granting other forms of compensation, the Compensation Committee receives and considers information and recommendations from the CEO and the Vice President of Human Resources. The Compensation Committee also reviews and considers reports and analysis provided by its executive compensation consultant, Pay Governance, LLC (“Pay Governance”). Pay Governance is engaged by the Company at the direction of the Compensation Committee. The Compensation Committee conducted an assessment of the independence of Pay Governance utilizing the factors identified in Rule 10C-1 promulgated under the Securities Exchange Act of 1934, as amended. Pay Governance did not identify any conflicts to be considered by the Compensation Committee as part of its independence analysis. Management meets with Pay Governance representatives and participates in most meetings between Pay Governance and the Compensation Committee. Pay Governance provides assessments of the competitiveness of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as required by the Compensation Committee. For a more detailed description of the Compensation Committee’s authority and interaction with management and Pay Governance, see “Compensation Discussion and Analysis” beginning on page 26 of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Directors serving on the Compensation Committee has served as an officer or employee of the Company or had a relationship with the Company that required consideration by our Board of Directors in connection with their review of Director independence. No executive officer of the Company has served or serves on the compensation committee or board of any company that employed or employs any member of the Compensation Committee.

DIRECTORS’ COMPENSATION

2015 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)(2)	(h)

Dewey	87,000	101,294	-	-	-	2,787	191,081

Goodrich	73,500	101,294	-	-	-	1,721	176,515

Gorrie	76,875	101,294	-	-	-	1,058	179,227

Grinney	75,000	101,294	-	-	-	1,521	177,815

Hargett(3)	47,000	-	-	-	-	1,534	48,534

Hawes	69,000	101,294	-	-	-	1,714	172,008

Kleier(3)	47,000	-	-	-	-	1,959	48,959

Snider	79,000	101,294	-	-	-	1,405	181,699

Youngblood	63,000	101,294	-	-	-	-	164,294

(1) The Stock Awards in column (c) reflect the January 2015 grant of 1,650 unrestricted shares under the Company’s Directors Stock Plan with a grant date value of $61.39 per share. There were no stock awards outstanding at year-end.

(2) Column (g) reflects income tax reimbursements related to Company paid spousal travel expenses. The aggregate amount of perquisites and other personal benefits, or property, including Company paid spousal travel expenses was less than $10,000 for each Director.

(3) Messrs. Hargett and Kleier joined the Board of Directors effective April 30, 2015.

The Governance and Nominations Committee charter provides that:

At such times as it determines appropriate or as requested by the Board, the Committee will review and make recommendations with respect to Director compensation. Such compensation is intended to be sufficient to attract and retain qualified candidates and may include a combination of cash and stock based compensation.

Management discusses Director compensation with the Governance and Nominations Committee and makes recommendations on

Director compensation that the Governance and Nominations Committee considers as part of its process in reviewing Director compensation. The current schedule of Director monthly cash retainer fees and meeting fees has been in effect since January 1, 2014, subject to a meeting fee change noted below. The 2015 share awards were issued pursuant to the Amended and Restated Directors Stock Plan. The Governance and Nominations Committee targeted a grant of shares that would equal approximately $100,000 in value to each non-employee Director based on share prices during the first ten trading days of January 2015.

Non-employee Director Fees.

•	$51,000 annual retainer

•	$1,500 fee per Board meeting attended (effective February 2016, meeting fees are not paid for meetings scheduled as teleconference meetings)

•	Audit Committee:

-	Chair: $22,500 per year

-	Member: $10,500 per year

•	Compensation Committee:

-	Chair: $16,000 per year

-	Member: $6,000 per year

•	Governance and Nominations Committee:

-	Chair: $7,500 per year

-	Member: $4,500 per year

•	Lead Director: $3,000 per year

No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors.

Share Awards and Deferred Compensation. Our Board has authority to make compensatory grants of stock, restricted stock and stock options to non-employee Directors pursuant to the Amended and Restated Directors Stock Plan at such times and in such amounts as the Board may determine. Awards under the Amended and Restated Directors Stock Plan are in addition to the payment of monthly cash retainers and meeting fees. The plan also allows each non-employee Director to elect to have any part or all of the cash fees payable for services as a

Director of the Company and its subsidiaries paid in shares of common stock.

The Governance and Nominations Committee administers the Amended and Restated Directors Stock Plan. Although the plan has no fixed duration, the Board of Directors or our shareholders may terminate the plan. Our Board of Directors also may amend the plan from time to time, but any amendment that materially increases the benefits accruing to participants, increases the number of shares of common stock that may be issued or materially modifies eligibility requirements would require the approval of our shareholders.

Under the Company’s 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their Director compensation. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption “Compensation Discussion and Analysis – 1997 Deferred Compensation Plan.”

Stock Ownership Guideline. The stock ownership expectation of non-employee Directors is 5,000 shares including share equivalents under the 1997 Deferred Compensation Plan. New Directors are expected to reach this ownership target within five years of joining the Board of Directors.

Other. The Company reimburses Directors for travel, lodging, and related expenses incurred in attending Board and Committee meetings. These reimbursements include the expenses incurred by the Directors’ spouses in accompanying the Directors at the invitation of the Company, along with taxes related to such payments.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company with respect to its operations for the year 2016. While shareholder ratification of the appointment is not required, the Audit Committee has determined to seek input from the shareholders as part of the selection process. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for a number of years. If the appointment of PricewaterhouseCoopers LLP is not ratified by the shareholders, the matter of the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee.

The firm of PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2015, and the Audit Committee plans to continue the services of this firm for the fiscal year ending December 31, 2016. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEE DISCLOSURE

The following table presents fees billed or expected to be billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2015	2014
(1) Audit fees	$1,448,000	$1,994,000
(2) Audit-related fees(a)	$253,000	$1,547,000
(3) Tax fees(b)	$205,000	$74,000
(4) All other fees	$0	$0

(a)	Includes fees for audits of certain of the Company’s employee benefit plans, review of the application of accounting standards and internal control review.
(b)	Includes fees incurred in connection with the Company’s tax returns and review of certain tax matters.

PRE-APPROVAL PROCESS

Our Audit Committee approved, directly or through our pre-approval process, one hundred percent (100%) of the services provided by PricewaterhouseCoopers LLP during 2015, and concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our Audit Committee pre-approved the engagement through June 30, 2016 of the independent auditors with respect to the following services: (i) services necessary to perform the audit or review of the Company’s financial statements; (ii) audit-related services such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and internal control reviews; and (iii) tax services including preparation and/or review of, and consultation and advice with respect to, tax returns and reports; claims for tax refund; tax planning services; tax implications of changes in accounting methods and applications for approval of such changes; tax basis studies; tax implications of mergers, acquisitions and divestitures; tax issues relating to payroll; tax issues relating to employee benefit plans; requests for technical advice from tax authorities and tax audits and appeals (not including representation before a tax court, district court or federal court of claims or a comparable state or local court). In addition, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent auditors for services not covered by the above authority. All such pre-approvals must be reported to the Audit Committee at the next committee meeting.

REQUIRED VOTE

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to ratify the appointment of

PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2015 AUDIT COMMITTEE REPORT

In compliance with the requirements of the NYSE, the Audit Committee has a formal written charter approved by the Board of Directors, a copy of which is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). In connection with the performance of its responsibility under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 16 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee has also considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

AUDIT COMMITTEE

Kenneth W. Dewey, Chair

M. James Gorrie

Jay Grinney

William G. Hargett

Frances Powell Hawes

Alan A. Kleier

SHARE OWNERSHIP

PRINCIPAL HOLDERS

The only persons known by the Company to be beneficial owners of more than five percent (5%) of the Company’s common stock are the following:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(1)
Boston Partners(2) One Beacon Street Boston, MA 02108	8,952,858	11.36%
JPMorgan Chase & Co.(3) 270 Park Avenue New York, NY 10017	8,846,989	11.2%
Wellington Management Group LLP(4) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	8,791,008	11.16%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	6,882,130	8.7%
The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	5,724,151	7.26%

(1)	Reflects shares reported on Schedule 13G as beneficially owned as of December 31, 2015.

(2)	In a Schedule 13G filed February 9, 2016, Boston Partners reported having sole power to vote 7,308,352 shares of common stock, shared power to vote 17,859 shares of common stock and sole power to dispose or direct the disposition of 8,952,858 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by Boston Partners.

(3)	In a Schedule 13G filed January 15, 2016, JPMorgan Chase & Co., together with certain affiliated entities (“JPMorgan”), reported having sole power to vote 8,526,639 shares of common stock, shared power to vote 9,277 shares of common stock, sole power to dispose or direct the disposition of 8,827,946 shares of common stock and shared power to dispose or direct the disposition of 2,438 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by JPMorgan.

(4)	In a Schedule 13G filed February 11, 2016, Wellington Management Group LLP, together with certain affiliated entities (“Wellington”), reported having shared power to vote 4,155,832 shares of common stock and shared power to dispose or direct the disposition of 8,791,008 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by Wellington.

(5)	In a Schedule 13G filed January 26, 2016, BlackRock, Inc., together with certain affiliated entities (“BlackRock”), reported having sole power to vote 6,407,684 shares of common stock and sole power to dispose or direct the disposition of 6,882,130 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by BlackRock.

(6)	In a Schedule 13G filed February 10, 2016, The Vanguard Group, together with certain affiliated entities (“Vanguard”), reported having sole power to vote 75,491 shares of common stock, sole power to dispose or direct the disposition of 5,637,621 shares of common stock, shared power to vote 8,200 shares of common stock and shared power to dispose or direct the disposition of 86,530 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by Vanguard.

DIRECTORS AND EXECUTIVE OFFICERS

As of February 29, 2016, our Directors and executive officers beneficially owned shares of our common stock as described in the table below. Beneficial ownership includes shares that each person has the right to acquire within sixty (60) days of February 29, 2016. Except as we have noted below, each individual listed below has sole voting power and sole investment power with respect to shares they beneficially own, and has not pledged any of their shares of our common stock. The final column indicates common stock share equivalents held under the Energen Corporation Deferred Compensation Plan as of February 29, 2016. Company policy prohibits our officers and directors from pledging our common stock or trading in derivatives of our common stock.

Name of Entity, Individual or Persons in Group	Number of Shares Beneficially Owned (1)(2)	Percent of Class Beneficially Owned(2)	Share Equivalents Under Deferred Plan (3)
Kenneth W. Dewey	15,000	*	26,511
David Godsey	25,678	*	264
T. Michael Goodrich	45,822	*	0
M. James Gorrie	6,900	*	0
Jay Grinney	2,500	*	13,041
William G. Hargett	4,330	*	0
Frances Powell Hawes	2,990	*	4,950
Alan A. Kleier	500	*	2,830
James T. McManus, II	359,033	*	0
Charles W. Porter, Jr.	73,499	*	948
John S. Richardson	182,396	*	2,033
Stephen A. Snider	35,700	*	4,483
J. David Woodruff	181,642	*	831
Gary C. Youngblood	47,522	*	0
All Directors and executive officers (15 persons)	991,007	1.02%	57,353

*	Less than one percent.

(1)	The shares of common stock shown above include shares owned by spouses and children, as well as shares held in trust. The shares of common stock shown above for Messrs. Godsey, McManus, Porter, Richardson, Woodruff and the other executive officers of the Company include shares that are held for their respective accounts under the Energen Corporation Employee Savings Plan. Messrs. Godsey, McManus, Porter, Richardson, Woodruff and all Directors and executive officers as a group hold presently exercisable options to acquire 8,475, 187,134, 47,994, 114,673, 86,967, and 449,610 shares of common stock, respectively, which amounts are included in the above table.

(2)	The number and percentage of common stock beneficially owned does not include shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan.

(3)	Represents shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan. The value of Company Stock Accounts tracks the performance of the common stock, with reinvestment of dividends. The Company Stock Accounts have no voting rights.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 within specified time frames with the SEC, and to provide us with copies of all forms filed. We believe, based on a review of Forms 3, 4 and 5 furnished to us, that, during fiscal 2015, our executive officers, Directors and 10% shareholders complied in full with all applicable Section 16(a) filing requirements, except that each of Mr. Richardson and Mr. Godsey had one late Form 4 filing.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Overview. The following discussion details how the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Company determines compensation for the Company’s Chairman and CEO, the CFO, and the other executive officers named in the Summary Compensation Table (sometimes referred to as the “named executive officers”). The Company’s approach to executive compensation is guided by the following objectives:

¡	attract and retain highly qualified executives;

¡	link a substantial portion of individual compensation to Company performance; and

¡	align the interests of executives with the long-term interests of shareholders.

The Compensation Committee attempts to structure compensation packages for the named executive officers such that, at target performance, a majority of an officer’s compensation is delivered through incentive compensation, with a majority of total incentive compensation delivered through long-term incentive compensation. The Compensation Committee utilizes competitive data provided by the Company’s independent compensation consultant, input from the Chief Executive Officer regarding the performance of named executive officers other than himself, and consideration of internal equity to set total compensation ranges for each executive position and allocate compensation among salary, annual incentives and long-term incentives. The combination of salary, short-term incentives and long-term incentives is intended to compensate Company executives at approximately the 50th percentile of the market when the Company performs at a target level.

Compensation Practices. Energen’s executive compensation policies and practices include the following features designed to align compensation with performance and the long-term interests of shareholders.

¡	The annual cash incentive compensation program is based on quantifiable financial and operational metrics.

¡	The long-term incentive compensation plan is 100% equity-based, and a majority of our long-term incentives are performance-based.

¡	The long-term incentive compensation plan includes the use of performance shares based on total shareholder return performance relative to the companies included in the S&P Supercomposite Oil and Gas E&P index.

¡	Change in control provisions are “double trigger,” meaning that in the event of a Company change in control, severance compensation is paid and accelerated equity award vesting occurs only if a participant’s employment is terminated following a change in control of the Company.

¡	We maintain stock ownership guidelines, which align the financial interests of executives with shareholders.

¡	We prohibit hedging of Company common stock by officers and directors.

¡	We prohibit pledging of Company common stock by officers and directors.

¡	Although 2007 and earlier change in control severance agreements include a tax gross-up provision, severance agreements entered into since 2007 do not contain a tax gross-up provision and the Compensation Committee does not expect to include such a provision in future agreements.

Company Performance. The Company’s adjusted 2015 EBITDAX (earnings before interest, taxes, depreciation, depletion, amortization, and exploration expenses) of $708.5 million exceeded our $649 million performance target. EBITDAX is a non-GAAP measure used to understand on-going performance of the Company from core operations. (See “Non-GAAP Financial Measures” on Appendix B for explanation and reconciliation). See page 31 for further explanation of performance relative to target.

The Company’s Permian Basin drilling and development program led to a 14 percent increase in oil and natural gas liquids production from continuing operations in 2015. Financial results for 2015 were, however, negatively impacted by declining commodity prices, although such decline in prices was mitigated through additional hedging entered into during 2015.

COMPENSATION ELEMENTS

Base Salary. The Compensation Committee’s objective of targeting compensation for named executive officers at the 50th percentile of the market translates into salary ranges for executives intended to approximate the median salaries for comparable positions in our peer companies. When making salary adjustments within the target ranges, the Compensation Committee considers competitive salary data, recommendations from the CEO and the Vice President of Human Resources, internal comparability considerations and the executive’s experience, tenure, and performance.

Annual Cash Incentives and Company Performance. Payment of annual cash incentive compensation is linked to the annual performance of the Company and its subsidiaries through performance factors established by the Compensation Committee at the beginning of each year. For 2015, our actual performance relative to the applicable metrics established for our plan fell between target and maximum. This result is reflected in the incentive payments described below.

Long-Term Equity Compensation. In February 2015 and again in February 2016, the Committee granted a mix of performance shares (60%) and restricted awards (40%). In January 2013 and 2014, it granted a mix of performance shares (50%), restricted awards (25%) and stock options (25%)(percentages indicate estimated value allocation).

Payout of performance shares is based on our total shareholder return performance relative to companies in the S&P Supercomposite Oil and Gas E&P Index. Performance shares have a three-year award measurement period. For the three-year award period ending December 31, 2015, the Company’s total shareholder return of 6.5% placed it at the 82nd percentile resulting in a maximum payout. The operation of the plan is discussed in greater detail below.

COMPENSATION PHILOSOPHY

The Company’s executive compensation program is designed to serve the Company and its shareholders by aligning executive compensation with shareholder interests and by encouraging and rewarding management initiatives that will benefit the Company, its shareholders and employees over the long-term. Specifically, the executive compensation program seeks to:

¡	attract and retain highly qualified executives;

¡	link a substantial portion of individual compensation to Company performance; and

¡	align the interests of executives with the long-term interests of shareholders.

The Company’s executive compensation program includes base salary, annual cash incentive awards, long-term equity-based incentive opportunities and retirement benefits. In the case of a change in control, we also provide severance compensation for qualified terminations related to the change in control. The Compensation Committee believes that each of these components is a factor in the attraction, retention and motivation of qualified executives. The annual cash and long-term equity incentives link each executive’s compensation to corporate performance, with the annual cash incentives keyed to short-term financial and operational objectives and the long-term equity incentives providing alignment with shareholder returns.

The combination of salary, short-term cash and long-term equity incentives is intended to compensate Company executives at approximately the 50th percentile of the market when the Company performs at a target level; above median when the Company performs above target; and below median for below-target performance. Target performance represents the performance expectations of the Compensation Committee as measured by the performance metrics set by the Compensation Committee for the Annual Incentive

Compensation Plan and the relative total shareholder return performance target associated with our use of long-term performance shares. The allocation between the various elements of the compensation package is intended to emphasize incentive compensation while remaining in line with market allocations for similar positions in comparable companies. As shown in the chart below, a majority of 2015 target compensation is represented by incentive compensation and a majority of the incentive compensation is represented by long-term equity incentive compensation. The allocation to incentive compensation increases with position seniority since we believe that the compensation of our most senior executives should be linked most closely to Company performance.

Allocation of Target Compensation by Percentage

ADMINISTRATION OF EXECUTIVE COMPENSATION ROLES AND RESPONSIBILITIES

Role of the Compensation Committee: The Compensation Committee oversees and administers the Company’s executive compensation program. It establishes the salaries and other compensation of the executive officers of the Company, including the named executive officers. On an annual basis, the Committee conducts performance evaluations of the CEO that include obtaining written input from each of the independent members of the Board of Directors. As noted below, the Committee then meets with the CEO to discuss his performance. Each member of the Compensation Committee is an independent Director.

Role of Management: In evaluating compensation, the Compensation Committee receives and considers information and recommendations from the CEO and the Vice President of Human Resources. On an annual basis, the Compensation Committee meets with the CEO to discuss his performance and the

CEO provides the Compensation Committee with his evaluation of the performance of the other executive officers in connection with the annual compensation review of those officers.

Role of the Compensation Consultant: The Compensation Committee also reviews and considers reports and analysis provided by its independent executive compensation consultant, Pay Governance. Pay Governance is engaged by the Company at the direction of the Compensation Committee. The Compensation Committee determined Pay Governance to be independent following consideration of the factors identified in Rule 10C-1(b)(4) promulgated under the Exchange Act. Management meets with Pay Governance representatives and participates in most meetings between Pay Governance and the Compensation Committee.

Pay Governance provides assessments of the competitiveness of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as requested by the Compensation Committee. Specifically, during 2015, Pay Governance assisted the Compensation Committee and the Company in the following areas:

¡	providing information on general trends in executive compensation;

¡	providing prevalence and plan design information on various types of incentive plans;

¡	providing compensation analyses of the competitiveness of the compensation of the Company’s executive positions, including an assessment of our pay and performance relative to peers; and
¡	preparing estimates of the benefits to be received by each named executive officer in the event of a change in control.

Pay Governance does not make specific recommendations on individual pay levels, but rather provides competitive data for review and use by the Compensation Committee and Company. The Compensation Committee uses the Pay Governance-provided data and analysis for general reference purposes.

Each year, the Compensation Committee examines the competitive salary data provided by Pay Governance to determine base salary ranges for the Company’s executive officers, including the named executive officers. The Compensation Committee also reviews the market data provided by Pay Governance to assess the total compensation levels that would place Company executives at approximately the 50th percentile of the market, assuming the Company meets target performance objectives. In accordance with its practice in prior years, the Compensation Committee reviewed compensation data and analyses provided by Pay Governance in preparation for the 2015 compensation review. The information provided by Pay Governance utilized compensation data and analyses from two reference points: (1) Custom Peer Group – 22 oil and gas companies and (2) Energy Sector – size adjusted companies from the 2014 Energy Sector Mercer Total Compensation Survey. Companies included in the Custom Peer Group data base are listed on Appendix A. The Compensation Committee has not requested a listing of the companies selected by Pay Governance from the Mercer survey.

2015 COMPANY PERFORMANCE

The Company’s adjusted 2015 EBITDAX of $708.5 million exceeded our $649 million performance target. (See “Non-GAAP Financial Measures” on Appendix B for explanation and reconciliation). The $59.5 million above-target amount reflects higher than anticipated commodity production, reduced production expense, lower production and ad valorem expenses and lower general and administrative expense partially offset by lower commodity prices. Realized commodity prices reflected the benefit of 2.9 million barrels of oil hedges entered into during 2015.

The Company also exceeded performance targets associated with production and percentage production replacement. Actual results for both metrics reflected the results of our Permian Basin drilling and development program. See page 31 for a detail of the Target and 2015 results for each of the performance criteria.

Financial results for 2015 were significantly impacted by declining commodity prices with revenues from oil, natural gas liquids and natural gas sales down 43% largely due to lower commodity prices partially offset by higher liquids production. Partially offsetting our lower revenues were gains on derivative instruments closed during the year of $397 million as compared to $19.6 million in the prior year. Non-cash asset impairments totaled $1.3 billion during 2015 as compared to $417 million in the prior year. Net income/(loss) per diluted share for 2015 and 2014 was ($12.43) and $7.75, respectively.

The Company’s Permian Basin drilling and development program led to a 14 percent increase in oil and natural gas liquids production from continuing operations in 2015.

BASE SALARY

As discussed above, the Compensation Committee attempts to provide competitive salaries. In setting 2015 salaries, the Compensation Committee reviewed competitive salary data for each position. Competitive salary data was intended to approximate the median salary of similar positions with comparable companies. In approving salary adjustments, the Compensation Committee considered the competitive salary data, recommendations from the CEO and the Vice President of Human Resources, internal comparability considerations and the executive’s years of experience and performance.

The differences in amounts of compensation awarded to the named executive officers reflect differences in the competitive market data for the positions held by the executives as well as internal comparability. From an internal comparability perspective, Mr. McManus holds the position with the greatest corporate responsibility and thus has the highest compensation among the named executive officers.

ANNUAL CASH INCENTIVES

Annual Incentive Compensation Plan (AICP). In order to link compensation to the Company’s annual performance, officers are eligible each year for cash incentive awards under the AICP. Awards are based upon attaining performance objectives approved by the Compensation Committee.

For 2015, earned annual cash incentives were calculated by applying performance factors to each officer’s target incentive opportunity. The target incentive opportunities are set each year as a percentage of base salary. For 2015, the named executive officers had the following target incentive opportunities:

Named Executive Officer	Target Incentive Opportunity (as a % of salary)
McManus	110%
Porter	90%
Richardson	90%
Godsey	75%
Woodruff	65%

Performance Factors and 2015 Results: The performance targets and ranges, as well as actual 2015 results were as follows:

Performance Factor
Threshold	Target	Maximum	2015 Actual
0.50	1.00	2.00	1.456

The performance factor scores were calculated based on the following criteria, results and weights:

	Threshold	Target	Maximum	2015 Result	2015 Score	Weight
EBITDAX (dollars in millions)	$519	$649	$779	$708.5	1.46	50%

Total Production (excluding acquisitions and divestitures) MMBOE	19.67	21.85	24.04	22.50	1.30	30%

Exploitation – percentage production replacement (excluding acquisitions and divestitures)	50%	100%	150%	450%±	2.00	10%

Safety-Percentage of Industry Average
DART Case Rate (20%)	150%	100%	50%	75%	1.50	2%
Lost Time Incidence Rate (20%)	150%	100%	50%	66.6%	1.67	2%
Frequency Rate (40%)	150%	100%	50%	68.8%	1.62	4%
DART Severity Rate (20%)	150%	100%	50%	353%	0.50	2%

Total Weighted Score					1.456

Based on the performance criteria and the 2015 results detailed above, the named executive officers received AICP incentive payments in January 2016 as reflected in the table below (also reflected in the column (g) 2015 disclosure in the Summary Compensation Table). The table also reflects the amounts that would have been paid to each named executive officer at target performance.

Named Executive Officer	AICP Target Annual Incentive ($)	AICP Actual Annual Incentive ($)	Actual as Percent of Target
McManus	972,400	1,415,814	146%
Porter	416,700	606,715	146%
Richardson	459,000	668,304	146%
Godsey	288,750	420,420	146%
Woodruff	247,000	359,632	146%

Earned AICP incentives are calculated using the following formula – base salary x target incentive opportunity x performance factor score. No incentives are paid unless Energen achieves its threshold EBITDAX. The minimum score for the other performance factors is the threshold score. For example, Mr. McManus’s 2015 AICP incentive was calculated as follows:

Calculation of McManus’s Actual AICP Incentive

Base Salary	X	Target Incentive Opportunity	X	Performance Factor Score	=	Actual Incentive
$884,000	X	110%	X	1.456	=	$1,415,814

Discretionary Authority Applicable to Cash Incentive Awards. For 2015, the Annual Incentive Compensation Plan provided the Compensation Committee with the discretion to decrease, but not increase, an earned incentive by up to 25%. Effective January 1, 2016, the Annual Incentive Compensation Plan was amended to provide the Compensation Committee with the discretion to decrease an earned incentive by up to 100%. This discretion allows the Compensation Committee to reduce an individual payout for any reason including sub-standard individual performance. The Compensation Committee’s negative discretion does not apply to plans other than the Annual Incentive Compensation Plan. Such discretion was not utilized with respect to 2015 payments.

In addition to performance-based awards, the Board of Directors has the inherent authority, in its absolute discretion, to award cash bonuses to such employees and in such amounts as it determines. Such discretion was not utilized in 2015.

LONG-TERM EQUITY INCENTIVE COMPENSATION

Stock Incentive Plan. The Stock Incentive Plan is intended to align officer compensation with long-term company performance and changes in shareholder value. It provides for the grant of performance shares, restricted stock, restricted stock units and stock options. The Compensation Committee normally makes awards during its first meeting of the year. In 2015, the Compensation Committee made awards during February and expects to continue making awards in February during future years. The Compensation Committee also retains the authority to make awards at other times of the year. Equity grants for 2015 are reflected in the table under “Executive Compensation – Grants of Plan-Based Awards.”

In 2015, the Compensation Committee delivered long-term incentives using a combination of performance shares and restricted stock units providing a balanced program with measures that incentivize and reward relative performance as well as absolute performance.

Performance Shares. A performance share is the value equivalent of one share of our common stock. An award of performance shares becomes payable if the Compensation Committee determines that all conditions of payment have been satisfied at the end of the applicable award period. The standard performance share award period is three years. For example, the performance shares granted in February 2015 have an award period beginning January 1, 2015, and ending December 31, 2017. Payout of the performance shares will be based on Energen’s total shareholder return relative to companies (“peer companies”) included in the S&P Supercomposite Oil and Gas E&P index as constituted on the first day of the applicable award period. For grants made in 2015, the threshold goal will be met if the Company’s total shareholder return percentile ranking relative to the peer companies is at least at the 25th percentile, the target goal will be met if the Company’s total shareholder return percentile ranking relative to the peer companies is at the 50th percentile, and the maximum goal will be met if the Company’s total shareholder return percentile ranking relative to the peer companies is at or above the 90th percentile at the end of the award period. If performance is below threshold, no portion of the performance shares will be paid. Threshold performance results in payment of

25% of the target performance shares, target performance results in payment of 100% of the target performance shares and maximum performance results in payment of 200% of the target performance shares.

Restricted Awards. The Stock Incentive Plan also provides for the grant of restricted stock and restricted stock units. No shares of restricted stock may be sold, and restricted stock units do not pay out, until the restrictions on such shares or units have lapsed or been removed. The Compensation Committee establishes the terms and conditions upon which the restrictions on each award shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions. The restricted stock unit grants made in February 2015 have a three-year service period condition, vesting in February 2018.

Stock Options. The stock option provisions of the Stock Incentive Plan provide for the grant of non-qualified stock options and stock appreciation rights or a combination thereof to officers and key employees, all as determined by the Compensation Committee. The Company’s stock options typically vest ratably over three years and expire after 10 years. The Compensation Committee has not placed performance conditions, other than employment vesting periods, on grants of stock options as it believes that the option itself is performance-based. The Compensation Committee has not utilized the stock appreciation right feature in recent years. No stock options were granted in 2015.

OWNERSHIP GUIDELINES/ANTI-HEDGING AND PLEDGING

The Company has the following suggested stock ownership guidelines for officers: CEO and Chairman (McManus) – 5 times base salary; CFO (Porter), COO (Richardson), and General Counsel (Woodruff) – 3 times base salary; and SVP (Godsey) – 2 times base salary. The Company’s other officers have ownership guidelines of 1 or 2 times base salary depending on position. For purposes of the guidelines, stock ownership includes (1) shares owned directly by the executive and immediate family members, (2) share holdings in the Company’s 401(k) plan, (3) deferred compensation shares and (4) unvested restricted stock and restricted stock units subject to service-based vesting. It is expected that an officer will not sell or otherwise transfer shares of Company common stock if the officer does not meet the ownership guidelines or if the sale or transfer would cause the officer to not meet the ownership guidelines, excepting shares sold or withheld for taxes on equity awards. As of December 31, 2015, each of our named executive officers maintained ownership exceeding the guidelines. The guidelines have not been a factor in the Compensation Committee’s recent compensation decisions. In addition, the Company has policies that prohibit employees and directors from hedging or entering into pledging transactions utilizing Company common stock.

1997 DEFERRED COMPENSATION PLAN

The Company also provides a program that allows our Directors and officers to defer receipt of compensation. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant’s Company stock account tracks the performance of our common stock, including reinvestment of dividends. At distribution, the participant’s Company stock account is payable in the form of shares of Company common stock. The value of a participant’s investment account tracks the performance of selected mutual funds offered by The Vanguard Group, Inc. All of the mutual funds utilized to track performance under the Deferred Compensation Plan are also investment options for employees under the Company’s generally available Employee Savings Plan. At distribution, the participant’s investment account is payable in cash. The Deferred Compensation Plan is primarily designed as a financial planning and savings tool for participants. It does, however, include a Company contribution provision for officers that mirrors the Company match and supplemental contribution provisions of the Employee Savings

Plan. The Company has established trusts and has funded the trusts, and presently plans to continue funding the trusts, in a manner that generally tracks participants’ accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trusts be so funded or invested, if a change in control of the

Company occurs, the trusts must be funded in an amount equal to the aggregate value of the participants’ accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trusts’ assets remain subject to the claims of our creditors.

RETIREMENT INCOME PLAN AND RETIREMENT SUPPLEMENTAL AGREEMENTS

The Energen Corporation Retirement Income Plan, a defined benefit plan, covered our officers along with substantially all of our salaried employees. During 2014, our Board took action to (1) exclude from participation employees hired by the Company on or after November 1, 2014, (2) freeze the accrual of benefits under the plan for all participants, effective December 31, 2014, and (3) terminate the Retirement Income Plan, effective January 31, 2015. Distribution of benefits occurred in December 2015. Prior to the amendment and restatement of the Retirement Income Plan, our officers would have received benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest 60 consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) The Retirement Income Plan provided that affected participants were fully vested in their accrued benefits upon plan termination. Plan participants could elect to receive an immediate benefit upon plan termination, including a lump sum distribution, or could defer benefit commencement to a later date. Certain of our officers were eligible for a special early retirement window benefit if certain conditions based on age and years of service are met. Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”), imposed limits on benefits payable to an employee under the plan.

We had entered into Executive Retirement Supplement Agreements (“Supplemental Agreements”) with certain officers, including each of the named executive officers other than Mr. Godsey. In October 2014, our Board approved termination of the Supplemental Agreements as of December 31, 2014, and provided for distribution of the corresponding benefits in accordance with applicable law. Benefit accruals under the Supplemental Agreements (which were not subject to the payment restrictions under Section 409A of the Internal Revenue Code) were paid as soon as practicable following termination of the Supplemental Agreements. Benefit accruals that were subject to Code Section 409A could not be paid within 12 months of the date the Board of Directors took action to terminate the Supplemental Agreements (other than payments that would be payable under the terms of the Supplemental Agreements if the action to terminate had not occurred), but all such accruals had to be paid within 24 months of the same date.

Each of our named executive officers, with the exception of Mr. Godsey, had sufficient service with the Company to have earned vested benefits under the Retirement Income Plan and the Supplemental Agreements. The benefits paid during 2015 and remaining to be paid at December 31, 2015, under the Retirement Income Plan and the Supplemental Agreements for each of the Company’s named executive officers are reflected in the table under “Executive Compensation – Pension Benefits in 2015.” Each Supplemental Agreement provided that the employee would receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including Social Security benefit). An officer’s compensation would be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to severance plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) severance or (2) the officer’s 61st birthday.

SEVERANCE COMPENSATION AGREEMENTS AND CHANGE IN CONTROL

We have entered into Severance Compensation Agreements with certain officers including Messrs. McManus, Porter, Richardson, Woodruff and Godsey. We designed these agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. The agreements are “double-trigger” agreements meaning that benefits are payable only if a change in control occurs and the executive’s employment is terminated or constructively terminated. Each agreement provides that if, during a base period following the occurrence of a change in control of the Company, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Our Severance Compensation Agreements define a “change in control” as any of the following events:

¡	any “person,” as defined in the Exchange Act, acquires 30 percent or more of our voting securities;

¡	a majority of our Directors are replaced in certain circumstances, including:

¡	a majority of such Directors are replaced such that a majority of our current Directors does not approve their election or nomination for election; or

¡	Directors are replaced by an individual or individuals whose initial assumption of office occurs as a result of an actual or threatened election contest; or

¡	consummation of certain mergers, or a liquidation or sale of our assets.

In addition, transactions involving the transfer of 80 percent or more of the voting securities or substantially all the assets of the Company’s largest subsidiary would constitute a change in control for the officers of that subsidiary and for the officers of Energen Corporation.

For purposes of the Severance Compensation Agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material diminution in the authority, duties, responsibilities, or benefits of the employee’s job.

Continuity of management and retention during transition periods is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one-year base period to 300% with a three-year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other comparable job opportunities. A higher multiple reflects a higher importance of retention. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer comparable alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named executive officers except Mr. Godsey have a 300% multiple and three-year base period. Mr. Godsey has a 200% multiple and two-year base period. The Severance Compensation Agreements also provide for the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. Agreements entered into in 2007 and earlier, which include the agreements with Messrs. McManus, Porter, Richardson and Woodruff, include a tax gross-up provision that provides that, in the event the executive receives compensation subject to the tax imposed by Section 4999 of the Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed unless the tax would not apply if the payments under the Severance Compensation Agreement were reduced by up to 10% of the amount subject to the tax, in which case such a reduction is made. Severance Compensation Agreements that have been entered into since 2007, including with Mr. Godsey, do not include a tax gross-up provision and the Compensation Committee does not expect to include such a provision in future agreements.

Our Annual Incentive Compensation Plan provides that upon a change in control and termination of a participant’s employment, the participant will receive a pro rata incentive based on target performance and the number of days of employment during the Plan year.

The Company’s Stock Incentive Plan includes change in control provisions which, like the similar provisions in the Severance Agreements, are “double trigger” meaning that, in the event of a Company change in control, early vesting or payment occurs only if a change in control occurs and the executive’s employment is terminated or constructively terminated.

For a description of the potential benefits payable to the Company’s named executive officers upon a termination or change in control effective as of December 31, 2015, refer to the discussion and tabular disclosure included under “Executive Compensation – Potential Payments Upon Termination or Change in Control” on page 44.

RESULTS OF 2015 ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2015 Annual Meeting, the Advisory Vote on Executive Compensation generated 98% of votes cast in favor of the Company’s executive compensation. As part of its 2016 executive compensation discussions, the Compensation Committee reviewed the advisory vote result and considered it to be supportive of the Company’s compensation practices.

CHANGES FOR 2016

For 2016, the basic structure of the Company’s executive compensation program remains unchanged. The Compensation Committee has established threshold, target and maximum performance factors for potential 2016 annual cash incentives under the Annual Incentive Compensation Plan consistent with the Company’s compensation philosophy and goals. For 2016, the Committee is using a “plan within a plan” design which will provide the Committee with greater discretion and control in evaluating performance and approving incentive payments while maintaining tax deductibility.

Stock Incentive Plan grants made in February 2016 included performance shares and restricted stock units but did not include stock options, with the estimated value allocated approximately 60% to performance shares and 40% to restricted stock units. As in prior years, payout of the 2015 performance share grants will be based on the Company’s total shareholder return relative to the S&P Supercomposite Oil and Gas E&P Index as constituted on the first day of the applicable award period.

The Compensation Committee’s usual practice has been to make annual salary adjustments effective as of the beginning of each calendar year. In light of current oil and gas industry economic conditions, in January 2016, the Committee acted to freeze base salaries for the Company’s officers, including Mr. McManus. The salaries of Mr. McManus and the other officers remain unchanged from 2015.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Stephen A. Snider, Chair

Kenneth W. Dewey

T. Michael Goodrich

Jay Grinney

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us. For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation Earnings ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

McManus, II, James T. Chairman and Chief Executive Officer	2015	884,000	-	5,499,904	-	1,415,814	-	97,104	7,896,822
	2014	837,000	250,000	3,025,561	1,016,091	745,293	-	83,865	5,957,810
	2013	805,000	-	4,370,603	809,876	788,578	-	87,174	6,861,231
Porter, Jr., Charles W. Vice President, Chief Financial Officer and Treasurer	2015	463,000	-	2,243,216	-	606,715	-	52,242	3,365,173
	2014	428,000	171,200	928,255	311,734	304,884	171,734	34,781	2,350,588
	2013	400,000	-	1,085,840	201,219	293,880	-	31,780	2,012,719
Richardson, John S. President and Chief Operating Officer of Energen Resources Corporation	2015	510,000	-	2,470,908	-	668,304	-	66,617	3,715,829
	2014	462,000	-	1,113,306	373,848	399,867	592,818	47,850	2,989,689
	2013	440,000	-	1,343,771	249,000	342,304	-	42,425	2,417,500
Godsey, David Senior Vice President - Exploration and Geology of Energen Resources Corporation	2015	385,000	-	720,584	-	420,420	-	56,333	1,582,337
	2014	370,000	-	416,104	139,698	244,889	62,010	37,440	1,270,141
Woodruff, J. David Vice President, General Counsel and Secretary	2015	380,000	-	1,045,947	-	359,632	-	42,188	1,827,767
	2014	369,000	110,700	355,636	119,433	197,142	315,181	38,569	1,505,661
	2013	355,000	-	409,598	75,920	173,879	-	34,028	1,048,425

(1)	The amounts in columns (e) and (f) reflect grant date fair value. The valuation assumptions are discussed in Note 6 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(2)	Column (e), Stock Awards, includes restricted stock and performance share awards. 60.84% of the grant date value represents performance shares, and the remaining 39.16% represents restricted stock. See footnote 3 to the Grants of Plan-Based Awards table on page 40 for more detail about the performance share awards. If the highest level of performance conditions is achieved, the value of the stock awards reflected in column (e) for Messrs. McManus, Porter, Richardson, Godsey and Woodruff would be $8,846,340, $3,608,080, $3,974,273, $1,159,003, and $1,682,296, respectively.

(3)	The amounts in column (g) reflect Annual Incentive Compensation payouts as discussed on pages 30–32 of this Proxy Statement.

(4)	Our Board of Directors terminated the Energen Corporation Retirement Income Plan effective January 1, 2015 and approved termination of our Executive Retirement Supplement Agreements effective as of December 31, 2014. Our named executive officers received distributions of their vested benefits under such plans during 2015. For a more complete discussion, see “Executive Compensation-Pension Benefits in 2015” beginning on page 42 of this Proxy Statement. Energen does not provide above-market or preferential earnings on deferred compensation.

(5)	The amounts reported in column (i) for 2015 reflect the Company’s contributions to defined contribution plans, dinner club memberships, life insurance premiums, financial planning, spousal travel, and tax reimbursements related to spousal travel.

	Defined Contributions ($)	Spousal Travel Tax Reimbursement ($)
McManus	86,748	2,931
Porter	45,730	2,010
Richardson	50,280	1,507
Godsey	38,175	2,013
Woodruff	37,698	1,529

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information with respect to annual cash incentives and long-term equity incentives to our named executive officers. For a more complete discussion of the awards, please refer to the discussion of these incentives contained in “Compensation Discussion and Analysis,” beginning on page 26 of this Proxy Statement.

Name	Grant Date	Meeting Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock and Option Awards(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
McManus	2/10/15	2/9/15	486,200	972,400	1,944,800	9,967	39,867	79,734	33,054	5,499,904
Porter	2/10/15	2/9/15	208,350	416,700	833,400	4,065	16,260	32,520	13,482	2,243,216
Richardson	2/10/15	2/9/15	229,500	459,000	918,000	4,478	17,910	35,820	14,851	2,470,908
Godsey	2/10/15	2/9/15	144,375	288,750	577,500	1,306	5,223	10,446	4,331	720,584
Woodruff	2/10/15	2/9/15	123,500	247,000	494,000	1,895	7,581	15,162	6,287	1,045,947

(1)	The Compensation Committee generally sets award amounts at a meeting that occurs the day prior to the grant date.
(2)	Columns (c) – (e) reflect the annual cash incentive payout values for each named executive officer for 2015 if the threshold, target or maximum goals had been satisfied. The actual payout is reflected in column (g) of the Summary Compensation Table. For a discussion of the criteria applied when determining amounts payable, see the description of Annual Incentive Compensation in “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement.
(3)	Payment of performance share awards will be based on the Company’s total shareholder return (TSR) relative to companies in the S&P Supercomposite E&P Index as comprised on the first day of the applicable award period (the “peer companies”). Columns (f) – (h) reflect the payment of performance share awards for each named executive officer if the threshold, target or maximum goals are met. The threshold goal will be met if the Company’s TSR percentile ranking relative to the peer companies is at least 25th, the target goal will be met if the Company’s TSR percentile ranking relative to the peer companies is 50th, and the maximum goal will be met if the Company’s TSR percentile ranking relative to the peer companies is 90th or above at the end of the respective award period.
(4)	These performance shares have a three-year award period ending December 31, 2017.
(5)	These restricted stock units granted February 10, 2015 vest on February 10, 2018.
(6)	Column (j) represents the grant date fair value of the stock awards, as reflected in column (e) of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2015. This table includes unexercised and unvested option awards and unvested restricted stock and performance share awards. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table. For additional information about the outstanding equity awards, see the description of long-term incentive compensation in “Compensation Discussion and Analysis” beginning on page 26.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) N/A	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
McManus	1/25/12	113,952			54.11	1/24/2022
	1/24/13	32,408	16,204(1)		48.36	1/23/2023	16,722	(3)	685,435
	1/22/14	12,285	24,570(2)		72.39	1/21/2024	14,235	(4)	583,493	43,368	(6)	1,777,654
	2/10/15						33,054	(5)	1,354,883	79,734	(7)	3,268,297
Porter	1/26/11	12,045			54.99	1/25/2021
	1/25/12	16,333			54.11	1/24/2022
	1/24/13	8,052	4,026(1)		48.36	1/23/2023	4,155	(3)	170,313
	1/22/14	3,769	7,538(2)		72.39	1/21/2024	4,367	(4)	179,003	13,306	(6)	545,413
	2/10/15						13,482	(5)	552,627	32,520	(7)	1,332,995
Richardson	1/23/08	21,275			60.56	1/22/2018
	1/26/11	31,317			54.99	1/25/2021
	1/25/12	38,095			54.11	1/24/2022
	1/24/13	9,964	4,982(1)		48.36	1/23/2023	5,141	(3)	210,730
	1/22/14	4,520	9,040(2)		72.39	1/21/2024	5,238	(4)	214,706	15,958	(6)	654,118
	2/10/15						14,851	(5)	608,742	35,820	(7)	1,468,262
Godsey	1/24/13	3,398	1,699(1)		48.36	1/23/2023	1,753	(3)	71,855
	1/22/14	1,689	3,378(2)		72.39	1/21/2024	1,958	(4)	80,258	5,964	(6)	244,464
	2/10/15						4,331	(5)	177,528	10,446	(7)	428,182
Woodruff	1/24/07	13,855			46.45	1/23/2017
	1/23/08	12,100			60.56	1/22/2018
	1/28/09	7,281			29.79	1/27/2019
	1/27/10	15,468			46.69	1/26/2020
	1/26/11	14,789			54.99	1/25/2021
	1/25/12	16,029			54.11	1/24/2022
	1/24/13	3,038	1,519(1)		48.36	1/23/2023	1,567	(3)	64,231
	1/22/14	1,444	2,888(2)		72.39	1/21/2024	1,673	(4)	68,576	5,098	(6)	208,967
	2/10/15						6,287	(5)	257,704	15,162	(7)	621,490

Vesting Dates:

(1)	These options vest on January 24, 2016.

(2)	These options vest in two equal installments on January 22, 2016 and 2017.

(3)	This restricted stock vests January 24, 2016.

(4)	These restricted stock units vest January 22, 2017.

(5)	These restricted stock units vest February 10, 2018.

(6)	These performance shares have a three-year award period that ends December 31, 2016. Payout amounts are calculated at maximum (200%) due to 2015 performance exceeding target performance measures.

(7)	These performance shares have a three-year award period that ends December 31, 2017. Payout amounts are calculated at a maximum (200%) due to 2015 performance exceeding target performance measures.

OPTION EXERCISES AND STOCK VESTED IN 2015

The following table provides information, for the named executive officers, on (1) stock option exercises during 2015, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)(1)
McManus	-	-	58,302	1,665,688
Porter	-	-	14,484	413,808
Richardson	-	-	17,926	512,146
Godsey	-	-	17,225	711,306
Woodruff	-	-	5,464	156,106

(1)	Value is the amount determined as of the Compensation Committee’s approval of the vesting of the shares. The same value is utilized for tax purposes.

PENSION BENEFITS IN 2015

Our Board of Directors terminated the Energen Corporation Retirement Income Plan, a defined benefit plan, effective January 1, 2015. The Retirement Income Plan covered our officers along with substantially all of our salaried employees. Prior to the termination of the Retirement Income Plan, our officers would have received benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest

60 consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) The plan provided that affected participants be fully vested in their accrued benefits upon plan termination. Plan participants could elect to receive an immediate benefit upon plan termination, including a lump sum distribution, or could defer benefit commencement to a later date. Section 415 of the Code imposes limits on benefits payable to an employee under the plan.

Certain of our officers, including each of the named executive officers, were party to Executive Retirement Supplement Agreements (“Supplemental Agreements”) which provided that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including Social Security benefit). In October 2014, our Board of Directors approved termination of the Supplemental Agreements as of December 31, 2014, and for a distribution of the corresponding benefits in accordance with applicable law. Benefit accruals under the Supplemental Agreements (which were not subject to the payment restrictions under Section 409A of the Internal Revenue Code) were paid as soon as practicable following termination of the Supplemental Agreements. Benefit accruals that were subject to Code

Section 409A could not be paid within 12 months of the date the Board of Directors took action to terminate the Supplemental Agreements (other than payments that would be payable under the terms of the Supplemental Agreements if the action to terminate had not occurred), but all such accruals had to be paid within 24 months of the same date.

Each of our named executive officers except Mr. Godsey had sufficient service with the Company to have earned vested benefits under the Retirement Income Plan and the Supplemental Agreements as of their respective termination dates. The table below sets forth information on the pension benefit payments for each of the named executive officers under each of the Company’s pension plans during 2015, and the remaining value of the accumulated benefit at December 31, 2015. The amounts listed as remaining value of the Supplemental Agreements will be paid to our named executive officers during 2016. As noted above, both the Retirement Income Plan and the Supplemental Agreements have been terminated and no further benefits shall accrue thereunder.

Name	Plan Name	Payments During Last Fiscal Year ($)	Remaining Value of Accumulated Benefit at December 31, 2015 ($)
(a)	(b)	(e)	(d)
McManus	Retirement Income Plan	2,031,229	-
	SERP	2,803,076	6,604,513
Porter	Retirement Income Plan	877,756	-
	SERP	683,434	1,841,328
Richardson	Retirement Income Plan	1,755,066	-
	SERP	1,375,684	2,923,876
Godsey	Retirement Income Plan	112,468	-
	SERP	N/A	N/A
Woodruff	Retirement Income Plan	2,263,022	-
	SERP	1,533,520	1,173,619

NONQUALIFIED DEFERRED COMPENSATION TABLE IN 2015

The table below provides information on the non-qualified deferred compensation of the named executive officers in 2015 pursuant to the Company’s 1997 Deferred Compensation Plan. For a more detailed discussion of the 1997 Deferred Compensation Plan, refer to “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
McManus	37,140	60,247	2,243	78,932	95,961
Porter	11,880	19,230	(21,511)	-	118,032
Richardson	14,700	23,780	(62,680)	57,305	151,091
Godsey	7,200	11,675	(6,114)	-	42,533
Woodruff	6,900	11,197	(18,846)	-	86,383

(1)	Amounts reported in columns (b) and (c) are reported in the Summary Compensation Table.

(2)	None of the amounts reported in column (d) are reported in the Summary Compensation Table because Energen does not pay above-market or preferential earnings on deferred compensation.

(3)	Amounts reported in column (f) for each named executive officer include amounts previously reported in the Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a prior year. Amounts previously reported in such years include previously earned, but deferred, salary, Annual Incentive Compensation, stock awards and Energen’s contributions on behalf of such officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into Severance Compensation Agreements with certain officers including Messrs. McManus, Porter, Richardson, Woodruff and Godsey. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Each such agreement provides that if, during a base period following the first to occur of a change in control of the Company (as defined in the agreements) or shareholder approval of a transaction that will constitute a change in control, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Continuity of management or retention is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one-year base period to 300% with a three-year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other job opportunities. A higher multiple reflects a higher importance of retention. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named executive officers except Mr. Godsey have a 300% multiple and three-year base period. Mr. Godsey has a 200% multiple and a two-year base period. The Severance Compensation Agreements also provide for the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. Agreements entered into in 2007 and earlier, which include the agreements with each of Messrs. McManus, Porter, Richardson and Woodruff, include a tax gross up provision which provides that, in the event the executive receives compensation subject to the tax imposed by Section 4999 of the Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed unless the tax would not apply if the payments under the Severance Compensation Agreement were reduced by up to 10% of the amount subject to the tax, in which case such a reduction is made. Mr. Godsey’s Severance Compensation Agreement does not include a tax gross up provision and the Compensation Committee does not expect to include such a provision in future agreements.

For purposes of the Severance Compensation Agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material diminution in the authority, duties, responsibilities or benefits of the employee’s job.

As defined in our Severance Compensation Agreements, as well as our Stock Incentive Plan and Annual Incentive Compensation Plan, a “change in control” would include any of the following events:

•	any “person”, as defined in the Exchange Act, acquires 30 percent or more of our voting securities;

•	a majority of our Directors are replaced in certain circumstances, including:

¡	a majority of such Directors are replaced such that a majority of our current Directors does not approve their election or nomination for election; or

¡	Directors are replaced by an individual or individuals whose initial assumption of office occurs as a result of an actual or threatened election contest; or

•	consummation of certain mergers or consolidations, or a liquidation or sale of our assets.

In addition, transactions involving the transfer of 80 percent or more of the voting securities or substantially all the assets of Energen Resources would constitute a change in control for the officers of Energen Resources and the officers of Energen [under our Severance Compensation Agreements and our Annual Incentive Compensation Plan].

Assuming the occurrence of a triggering event on December 31, 2015 for payment of change in control related compensation, we estimate that the following officers would receive the following benefits:

	McManus $	Porter $	Richardson $	Godsey $	Woodruff $
Cash Severance	5,017,734	2,303,652	2,729,601	1,259,778	1,731,426
Health & Welfare Benefit (1)	34,450	33,141	27,404	26,834	26,811
Excise Tax reimbursement (2)	-	-	-	N/A	-

(1)	Represents the incremental value of two years continuation of medical, life and disability insurance benefits.

(2)	Tax gross-up reflects the additional compensation provided to cover excise taxes incurred when the executive’s parachute payment exceeds 2.99 times the Code Section 280G “base amount.” “Base amount” is defined as the executive’s five-year average W-2 earnings.

The Stock Incentive Plan also provides that in the event of a termination of employment, other than a “qualified termination” or a “change in control termination,” all unvested options expire and all unvested restricted stock and outstanding restricted stock units and performance shares are forfeited. In the event of a qualified termination, unvested options, unvested restricted stock and restricted stock units with a grant date at least ten months prior to the date of termination vest and outstanding performance shares remain eligible for payout subject to the applicable award period and performance conditions. Under the Stock Incentive Plan the term “qualified termination” means:

(1)	a termination expressly agreed in writing by the executive and the Company to constitute a qualified termination;

(2)	death or disability; or

(3)	retirement.

In the event of a change in control termination, unvested options, unvested restricted stock and restricted stock units vest and outstanding performance shares pay out at target performance within thirty days of termination. The Board of Directors defined “change in control termination” to mean:

(1)	an involuntary termination other than for cause after the occurrence of a change in control; or

(2)	a voluntary termination for good reason entitling the employee to severance compensation under a written change in control severance agreement.

The following table contains a schedule of unvested options, restricted stock and restricted stock units that would vest upon a qualified termination or a change in control termination, valued as of December 31, 2015:

Name	Shares Represented by Unvested Options (#)	Value of Unvested Options ($)	Restricted Stock (#)	Value of Restricted Stock ($)	Restricted Stock Units (#)	Value of Restricted Stock Units ($)
McManus	40,774	-	16,722	685,435	47,289	1,938,376
Porter	11,564	-	4,155	170,313	17,849	731,631
Richardson	14,022	-	5,141	210,730	20,089	823,448
Godsey	5,077	-	1,753	71,855	6,289	257,786
Woodruff	4,407	-	1,567	64,231	7,960	326,280

The following table contains a schedule of unvested performance shares that would vest upon a change in control termination, valued as of December 31, 2015:

Name	Performance Shares(#)	Value of Performance Shares($)
McManus	61,551	2,522,975
Porter	22,913	939,204
Richardson	25,889	1,061,190
Godsey	8,205	336,323
Woodruff	10,130	415,229

Our Annual Incentive Compensation Plan provides that upon a change in control and termination of a participant’s employment, the participant will receive a pro rata incentive based on target performance and the number of days of employment during the Plan year. The Annual Incentive Compensation Plan also provides that in the event a participant terminates employment due to retirement, death or disability during a performance period, the participant shall receive an incentive equal to the amount the participant would have received as an incentive if the participant had remained an employee through the end of the performance period multiplied by a fraction which reduces the award in proportion to the amount of time remaining in the performance period. If a participant’s employment is terminated for any other reason during a performance period, the participant shall receive no incentive payment for such performance period unless the Compensation Committee, in its discretion, determines to pay such participant (other than a participant terminated for cause) up to a pro rata incentive payment. Assuming a December 31, 2015 triggering event, there would be no pro rata target performance pay out, since the performance period would have concluded and the amounts owed to the participants could be determined in accordance with the terms of the Annual Incentive Compensation Plan.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF, AND PERFORMANCE GOALS UNDER, THE COMPANY’S STOCK INCENTIVE PLAN

In January 1998, the Company’s shareholders approved the 1997 Stock Incentive Plan (as amended and restated, the “Stock Incentive Plan”). Since the adoption of the Stock Incentive Plan, the Board of Directors has amended the Stock Incentive Plan in certain respects, including amendments in 2001 and 2011 to increase the number of authorized shares, which amendments were approved by the Company’s shareholders in January 2002 and April 2011, respectively. As amended and restated, the Stock Incentive Plan provides for the granting to officers and employees of the Company and its subsidiaries of performance shares, restricted stock, restricted stock units and stock options. Directors of the Company who are not officers are not eligible to participate in the Stock Incentive Plan. As of March 3, 2016, there were 1,882,581 shares reserved and available for future awards under the Stock Incentive Plan, assuming maximum payout of outstanding performance share awards. The reserved share balance for future awards reflects the original 1998 authorization of 650,000 shares plus the 2002 additional share authorization of 1,500,000 shares and the 2011 additional share authorization of 3,000,000 reduced by prior awards (including outstanding grants of restricted stock, restricted stock units, performance shares and stock options), as adjusted for the 1998 and 2002 stock splits.

PROPOSAL

On March 3, 2016, the Board of Directors adopted, subject to shareholder approval, an amendment and restatement of the Stock Incentive Plan. The material changes to the Stock Incentive Plan include:

•	deletion of the separate restriction on the number of shares issued pursuant to restricted stock, restricted stock units and performance share grants under the Stock Incentive Plan;

•	insertion of a definition of “Award Agreement” which provides administrative flexibility in documenting awards;
•	authorization of delegation of the selection of non-officer participants for a limited number of awards; and

•	revision of the performance goals to include additional goals similar to those utilized in Energen’s Annual Incentive Compensation Plan.

Revisions also include non-material changes to delete holdover references to subsidiary change in control provisions and other clean-up items. The amendment and restatement does not increase the number of shares authorized for issuance under the Stock Incentive Plan.

The restriction on the use of shares for restricted stock, restricted stock units and performance shares was added to the Stock Incentive Plan in 2011 as part of amendments approving the authorization of an additional 3,000,000 shares for the Stock Incentive Plan. As of the effective time of those amendments, 3,794,326 shares were available for future awards of which 1,500,000 shares could be used for future awards of restricted stock, restricted stock units and performance share awards. As of March 3, 2016, 1,882,581 shares remain authorized and available for future Stock Incentive Plan awards of which only 194,333 shares remain available for restricted stock, restricted stock units and performance share awards, in each case allowing for maximum payout of outstanding performance share awards.

In recent years, the Compensation Committee has moved toward use of long-term awards that closely link executive compensation to performance. Prior to 2013, the Committee used stock options as its primary long-term incentive. In January 2013 and 2014, it granted a mix of performance shares (50%), restricted awards (25%) and stock options (25%)(percentages indicate estimated value allocation). In February 2015 and 2016, the Committee granted a mix of performance shares (60%) and restricted awards (40%), but did not grant stock options.

The current total share limitation on use of performance shares and restricted awards would force the Committee to revert to use of stock options instead of performance shares and restricted awards once the cap on issuances pursuant to such awards is reached.

In connection with the Compensation Committee’s movement toward use of long-term awards to link executive compensation to performance, the Company is considering use of the Stock Incentive Plan to make awards to employees who have traditionally received cash awards under other Company incentive plans. The Stock Incentive Plan explicitly provides for awards to any employees of the Company or its subsidiaries, but an increase in the number of participants could be administratively burdensome. The Committee has approved amendments which would allow the Committee to delegate to one or more officer(s) the authority to select and make awards to non-officer employees, subject to the Committee’s limitation on the maximum number of shares that may be subject to awards by such officer(s). Additionally, the changes to the Plan provide administrative flexibility in documentation of awards to non-officer participants.

If approved by the shareholders, the proposed amendment and restatement will be effective with respect to awards made under the Stock Incentive Plan on and after May 3, 2016. The amendment and restatement will not be effective with respect to awards granted prior to that date. As noted above, the amendment and restatement does not increase the number of shares authorized for awards under the Stock Incentive Plan.

In addition, the Company is required to periodically resubmit the performance goals under the Stock Incentive Plan for shareholder approval so that the Stock Incentive Plan may continue to qualify as performance-based compensation under Section 162(m) of the Code, which provides the Company with an exception from the $1 million limitation on its federal income tax deduction for certain compensation paid under the Stock Incentive Plan (as described in more detail below) otherwise imposed by Section 162(m). As part of the amendment and restatement of the Stock Incentive Plan, the Compensation Committee approved the amendment of the performance goals to expand the performance goals that the Compensation Committee may select under the Stock Incentive Plan to be similar to the performance goals under the Company’s Annual Incentive Compensation Plan. A vote to approve the amendment and restatement of the Stock Incentive Plan will also constitute approval of the revised performance goals and material terms of the Stock Incentive Plan for purposes of Section 162(m) of the Code and reapproval of the Stock Incentive Plan for purposes of Section 422(b)(2) of the Code.

The Board of Directors believes that the approval of the amendment and restatement of, and performance goals under, the Stock Incentive Plan is in the best interests of the

Company and its shareholders, as the ability to grant stock incentives is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

SUMMARY OF THE STOCK INCENTIVE PLAN

The following summary of the Stock Incentive Plan does not contain all of the terms and conditions of the Stock Incentive Plan and is qualified in its entirety by the specific language of the Stock Incentive Plan, a copy of which is attached to this proxy statement as Appendix C. Interested shareholders may also obtain a copy of the Stock Incentive Plan via mail or e-mail by contacting the Company’s Investor Relations department at 800-654-3206.

GENERAL

Purposes. The purpose of the Stock Incentive Plan is to provide a means whereby the Company may, through the use of stock and stock related compensation, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries.

Administration. The Stock Incentive Plan is administered by a committee which shall be either the Compensation Committee or another committee consisting of not less than two members of the Board of Directors designated by the Board of Directors (the “Plan Committee”). The Stock Incentive Plan is presently administered by the Compensation Committee. Members of the committee administering the Stock Incentive Plan are not eligible to participate in the Stock Incentive Plan while serving on such committee. Subject to the provisions of the Stock Incentive Plan, the Plan Committee has the exclusive power to (i) determine the employees who are to be participants in the Stock Incentive Plan, (ii) determine the award to be made to each participant, (iii) determine the conditions under which such awards will become payable, (iv) under certain circumstances, modify, amend or extend outstanding awards and (v) establish the objectives and conditions for earning awards and determining whether awards will be paid after the end of a performance period. The Plan Committee may designate one or more officers to select non-officer participants for awards of a pre-determined maximum number of shares. The Plan Committee also has full power to administer and interpret the terms of the Stock Incentive Plan.

Amendment and Discontinuance. The Board of Directors may from time to time amend, suspend or discontinue the Stock Incentive Plan without further shareholder approval. NYSE rules require shareholder approval to increase the number of shares which may be issued under the Stock Incentive Plan. For further discussion, see “Section 162(m) of the Code” below. However, no amendment or suspension of the Stock Incentive Plan shall alter or impair any award previously granted a participant under the Stock Incentive Plan without the written consent of such participant.

TYPES OF AWARDS AND PERFORMANCE MEASURES

Performance Shares. A performance share is the value equivalent of one share of common stock. The Plan Committee may grant performance share awards which become payable at the end of an award period upon attainment of one or more performance goals determined by the Plan Committee. Except as otherwise determined by the Plan Committee at the time of grant, an award period consists of three full fiscal years of the Company. The Plan

Committee may establish performance goals using one or more of the criteria detailed herein under the subheading “Performance Measures”. Performance share awards do not entitle participants to receive dividends or dividend equivalents on performance shares or to exercise voting or other shareholder rights.

Performance share awards are payable in shares of common stock. Payment for performance share awards shall be made as promptly as possible following determination by the Plan Committee that payment has been earned.

Except in the case of a “qualified termination” or a “change in control termination”, if a participant’s employment by the Company or a subsidiary terminates prior to the close of an award period, then any unpaid portion of such participant’s performance share award shall be terminated. In the event of a “qualified termination”, the participant shall remain entitled to payment for any outstanding performance share awards with a grant date at least ten months prior to the date of termination (subject to the reduction described below) at the end of the award period in accordance with the terms of the Stock Incentive Plan. Each of such outstanding performance share awards shall be reduced to equal the number of performance shares originally granted multiplied by a fraction the numerator of which is the number of months from the beginning of the applicable award period to the termination date and the denominator of which is the number of months in the applicable award period. In the event of a “change in control termination”, a participant shall receive payment of all outstanding performance share awards measured at target performance, such payment to be made within thirty days following termination.

A “qualified termination” is defined as one of the following events: (i) an express written agreement that the termination constitutes a qualified termination for purposes of the Stock Incentive Plan; (ii) the death or disability of the participant; or (iii) retirement. A “change in control termination” is defined as one of the following events: (i) an involuntary termination other than for cause after the occurrence of a change in control; or (ii) a voluntary termination for good reason entitling the employee to severance compensation under a written change in control severance agreement. A more detailed discussion of the change in control provisions under the Stock Incentive Plan is included under “Executive Compensation – Potential Payments Upon Termination or Change in Control” on page 44.

Restricted Awards. In addition to providing for performance shares and stock options, the Stock Incentive Plan provides for the grant of restricted stock and restricted stock units. No shares of restricted stock may be sold or pledged, and restricted stock units do not pay out, until the restrictions on such shares or units have lapsed or have been removed. The Plan Committee shall establish as to each award of restricted stock or restricted stock units the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions. The Plan Committee may select from criteria detailed herein under the subheading “Performance Measures” in order to qualify grants of restricted stock or restricted stock units as “qualified performance-based compensation” under Section 162(m) of the Code (as discussed below). In its sole discretion, the Plan Committee may accelerate the time at which any or all restrictions on an award of restricted stock or restricted stock units shall lapse, or the Plan Committee may remove any and all such restrictions; however, the Plan Committee may not accelerate the lapse or remove restrictions that require the attainment of a performance measure designated by the Committee in order to qualify such award as “qualified performance-based compensation” under Section 162(m), except as may be permitted by the exception for “qualified performance-based compensation” under Section 162(m) of the Code (as described below).

In the event of a “qualified termination”, all restrictions on the participant’s outstanding restricted stock or restricted stock units with a grant date at least ten months prior to the date of termination shall immediately lapse. In the event of a “change in control termination”, all restrictions on the participant’s outstanding restricted stock or restricted stock units shall immediately lapse. If a participant’s employment by the Company or a subsidiary shall terminate for any reason other than a “qualified termination” or a “change in control termination”, then unvested restricted stock and outstanding restricted stock units shall be forfeited and returned to the Company. The foregoing notwithstanding, the Plan Committee shall have full authority to provide at the time of grant for different or supplemental terms and conditions with respect to termination of employment and any such terms and conditions expressly provided in the written restricted stock or restricted stock unit agreement shall be controlling with respect to that grant of restricted stock or restricted stock units, respectively.

Upon acceptance by a person of an award of restricted stock, subject to the restrictions noted above, the person shall have all the rights of a shareholder with respect to such shares of restricted stock, including the right to vote such shares of restricted stock and the right to receive all dividends and other distributions paid on such restricted stock. Certificates representing restricted stock may be held by the Company until the restrictions lapse and shall bear such restrictive legends as the Company shall deem appropriate. A participant shall have no rights of a shareholder with respect to restricted stock units prior to the date they are paid out in shares of common stock.

Performance Measures. The performance goals listed below have been expanded, pursuant to the amendment and restatement of the Stock Incentive Plan, to be similar to the performance goals utilized for awards under the Company’s Annual Incentive Compensation Plan. If the Plan Committee intends for an award to qualify for the performance-based exception under Section 162(m) of the Code, the Committee may select from one or more of the below listed financial or operational performance criteria. The Committee may also specify a minimum acceptable level of achievement relative to the performance goals, as well as one or more additional higher levels of achievement, and a formula to determine the percentage of the award earned by the participant upon the attainment of each level of achievement. The performance goals may be based on one or more of the following criteria, in either absolute or relative terms, for the Company or any subsidiary business unit:

¡	total shareholder return;

¡	return on assets, return on equity or return on capital employed;
¡	measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings before interest, depreciation, amortization, taxes and exploration expense;

¡	cash flow measures;

¡	gross or net revenues or gross or net margins;

¡	levels of operating expense or other expense items reported on the income statement;

¡	oil and/or gas reserves, reserve growth, production, production growth, production replacement, either absolute or on an appropriate per unit basis (e.g. reserve or production growth per diluted share);

¡	efficiency or productivity measures such as annual or multi-year average finding costs, absolute or per unit operating and maintenance costs, lease operating expenses, operating and maintenance expenses;

¡	measures of selected operations activities such as number of wells drilled or number of miles of pipe installed;

¡	satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Plan Committee defining “satisfactory”;

¡	debt ratios or other measures of credit quality or liquidity;

¡	strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Plan Committee;

¡	measures of safety and/or environmental stewardship; and

¡	such other criteria as may be established by the Plan Committee in writing and which meet the requirements of the performance-based exception to Section 162(m) of the Code.

The Plan Committee may also provide, at the time the performance goals are established, for adjustments to such performance goals to exclude the effect of any one or more of the following events that may occur during any performance period:

¡	asset write-downs, sales and dispositions;

¡	litigation, claims, judgments or settlements;

¡	the effect of changes in law, regulation, accounting principles or other provisions affecting reported results;

¡	accruals for reorganization and restructuring programs;

¡	material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items; and

¡	any extraordinary, unusual, non-recurring or non-comparable items: (i) as described in Accounting Standards Codification No. 225; (ii) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to shareholders for the applicable year; or (iii) as publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period, such as non-cash mark-to-market gains and losses on open derivative contracts.

Performance goals set on a per share basis, such as earnings or cash flow per share shall be appropriately adjusted to reflect changes in outstanding shares resulting from stock dividends, splits or combinations or mergers, reorganizations or similar transactions.

Stock Options. The Stock Incentive Plan provides for the granting of non-qualified stock options and incentive stock options. The Plan Committee will (a) determine and designate from time to time those employees to whom options are to be granted, (b) determine the number of shares subject to each option, (c) authorize the granting of stock options, (d) determine the time or times when each option shall become exercisable and the duration of the exercise period, and (e) determine the time or times when and the manner in which each option shall contain stock appreciation rights.

The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either (i) in cash, (ii) in stock already owned by the optionee having a total fair market value equal to the purchase price, (iii) through an election to have the Company withhold from stock to be delivered to the optionee on the exercise of the option shares of stock having a fair market value equal to the purchase price, or (iv) a combination of such forms of consideration having a total fair market value equal to the purchase price. The use of the consideration described in clauses (ii), (iii) and (iv) of the preceding sentence is subject to approval by the Plan Committee, which approval has been granted with respect to clause (ii). In addition, the Plan Committee in its discretion may accept such other consideration or combination of other consideration as the Plan Committee shall deem to be appropriate and to have a total fair market value equal to the purchase price.

In the event a participant’s employment with the Company is terminated other than for “cause”, in a “qualified termination” or a “change in control termination,” all unvested options expire as of the termination date and all vested options shall expire ninety (90) days following the date of termination of employment, provided the Plan Committee shall have the authority to extend the expiration date for vested options. In the event of a termination for “cause”, all options held by the optionee shall expire immediately. In the event of a “qualified termination”, all unvested options held by the optionee with a grant date at least ten months prior to the date of termination become fully vested and, subject to the following, may be exercised on or prior to the applicable expiration dates. If a participant experiences a “qualified termination”, then the participant may exercise vested options as follows: (i) in the event of a “qualified termination” due to retirement, options may be exercised on or prior to the earlier of the applicable expiration dates or the fifth (5th) anniversary of the termination date; and (ii) in the event of any other “qualified termination”, options may be exercised on or prior to the earlier of the applicable expiration dates or the third (3rd) anniversary of the termination date. The Plan Committee shall have full authority to accelerate the vesting schedule of all or any part of any option issued under the Stock Incentive Plan and held by an employee who has terminated or plans to terminate his or her employment, such that a terminated employee or his or her heirs or personal representatives may exercise (at such time or times on or prior to the applicable expiration dates as may be specified by the Committee) any part or all of any unvested option under the Stock Incentive Plan held by such employee at the date of his or her termination of employment.

“Cause” is defined as any of the following: (i) willful and continued failure of the participant to substantially perform such participant’s duties with the Company after delivery of a written demand for substantial performance; (ii) engaging in willful, reckless or grossly negligent misconduct; or (iii) conviction of a participant of a felony. An option may include stock appreciation rights. To the extent that an option includes stock appreciation rights, the optionee may elect to cancel the option and receive cash in an amount equal to the excess, if any, of the fair market value at the time of cancellation of the shares subject to the option over the aggregate exercise price for such shares, or, if mutually agreed by the Plan Committee and the optionee, either (i) the issuance or transfer to the optionee of shares of stock with a fair market value equal to any such excess or (ii) a combination of cash and shares of stock with a combined value equal to any such excess.

SECTION 162(M) OF THE CODE

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a corporation’s chief executive officer and to the three other most highly compensated executive officers (other than the chief executive officer) (“covered employees”). However, compensation paid by the Company that is “qualified performance-based compensation” under Section 162(m) may be excepted from the $1 million limitation. The Plan Committee may make awards of restricted stock and restricted stock units, in addition to awards of performance shares, utilizing the performance measures discussed above under the subheading “Performance Measures”, thereby allowing those awards to qualify for the “qualified performance-based compensation” exception under Section 162(m) of the Code; provided, however, that no provisions of the Stock Incentive Plan require the Plan Committee to make awards of restricted stock, restricted stock units or performance shares in a manner compliant with the terms of the Section 162(m) exception for performance-based compensation. Stock option awards qualify as “qualified performance-based compensation” when awarded by the Plan Committee since all options are valued at the fair market value of the stock on the date of grant and the Stock Incentive Plan limits the maximum number of options which may be received by any single participant during a single fiscal year. If the provisions of the Stock Incentive Plan required to be approved by the shareholders under Section 162(m) in order for awards under the Stock Incentive Plan to constitute “qualified performance-based compensation” were to be materially modified by the Board of Directors without further shareholder approval, as is permitted by the Stock Incentive Plan, then certain awards under the Stock Incentive Plan might not thereafter constitute “qualified performance-based compensation” and could be subject to the limit on deduction for compensation under Section 162(m).

WITHHOLDING FOR PAYMENT OF TAXES

The Stock Incentive Plan provides for the withholding from, and payment by, a participant of the employee’s share of any payroll or withholding taxes required by applicable federal,

state or local law. The Stock Incentive Plan permits a participant to satisfy such requirement, with the approval of the Plan Committee (which approval has been granted), by having the Company withhold from the participant a number of shares of common stock otherwise issuable under the award having a fair market value equal to the amount of the applicable payroll and withholding taxes.

CHANGES IN CAPITALIZATION AND SIMILAR CHANGES

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split or similar recapitalization, the aggregate number of shares of common stock with respect to which awards may be made under the Stock Incentive Plan, and the terms, types of shares and number of shares of any outstanding awards under the Stock Incentive Plan will be equitably adjusted.

FEDERAL INCOME TAX TREATMENT

Performance Shares. Performance shares granted under the Stock Incentive Plan will be subject to the applicable provisions of the Code, including Section 83, the Federal Income Tax Regulations and other administrative guidance issued thereunder. Participants who receive grants of performance shares (i) will not recognize any taxable income at the time of the grant and (ii) upon settlement of the performance shares, the participant will realize ordinary compensation income in an amount equal to the cash and the fair market value of any shares of Company common stock received. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant. The settlement of performance shares will be subject to wage and income tax withholding.

Restricted Stock and Restricted Stock Units. Upon becoming entitled to receive shares at the end of the applicable restriction period without forfeiture, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares at that time. Delivery of the shares is subject to both income and wage tax withholding. Recipients are not permitted by the Stock Incentive Plan to make an election under Section 83(b) of the Code to be treated as having ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

Nonqualified Stock Options. With respect to nonqualified stock options (“NQSOs”) granted to optionees under the Stock Incentive Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, such amount is treated as compensation and is subject to both income and wage tax withholding, and the Company may claim a tax deduction for the same amount, and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on the holding period.

Incentive Stock Options. Incentive stock options (“ISOs”) granted under the Stock Incentive Plan will be subject to the applicable provisions of the Code, including Section 422, Federal Income Tax Regulations and other administrative guidance issued thereunder. No income will be recognized by an optionee at the time of grant of an ISO. If shares of common stock are issued to an optionee upon the exercise of an ISO, and if the optionee does not dispose of such shares within one year after exercising the ISO or within two years after the date the ISO was granted (a “disqualifying disposition”), then for federal income tax purposes: (i) no income for regular income tax purposes will be realized by the optionee at the date of exercise; (ii) upon selling the shares acquired by exercising the ISO, any amount realized in excess of the option price will be recognized by the optionee for federal income tax purposes as a long-term capital gain, and any loss sustained will be a long-term capital loss; and (iii) no deduction will be allowed to the Company for federal income tax purposes. If a “disqualifying disposition” of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the “bargain purchase element”) and the Company will be entitled to a federal income tax deduction equal to such amount to the extent otherwise allowable under Section 162 of the Code. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (for which the Company will not be entitled to a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax. Under current law, income realized upon the exercise of ISOs does not constitute “wages” for purposes of the Federal Insurance Contribution Act (FICA) or the Federal Unemployment Tax Act (FUTA).

PARTICIPATION IN THE STOCK INCENTIVE PLAN

The grant of performance shares, restricted awards and options under the Stock Incentive Plan to employees, including officers, is subject to the discretion of the Plan Committee. Non-employee Directors are not eligible to participate in the Stock Incentive Plan. The Stock Incentive Plan limits the maximum aggregate number of shares of stock represented by awards to a single participant during any one fiscal year to 400,000 shares. For information on awards made to the Company’s named executive officers pursuant to the Stock Incentive Plan during fiscal 2015, see “Executive Compensation – Grants of Plan-Based Awards.” The following table sets forth information with respect to the grant of performance shares, restricted stock and restricted stock units pursuant to the Stock Incentive Plan to certain of the Company’s most highly compensated officers, to all current executive officers as a group and to all other employees as a group on February 9, 2016.

NEW PLAN BENEFITS

Name of Individual and Position	Dollar Value($)(1)	Number of Securities Underlying Performance Share Awards	Number of Securities Underlying Restricted Stock Awards	Number of Securities Underlying Options Granted	Option Exercise Price ($ per share)
McManus, II, James T. Chairman and Chief Executive Officer	$2,644,138	49,764	56,500	0	NA
Porter, Jr., Charles W. Vice President, Chief Financial Officer and Treasurer	$1,078,492	20,298	23,045	0	NA
Richardson, John S. President and Chief Operating Officer of Energen Resources Corporation	$1,188,000	22,359	25,385	0	NA
Godsey, David Senior Vice President – Exploration and Geology of Energen Resources Corporation	$346,515	6,522	7,404	0	NA
Woodruff, J. David Vice President, General Counsel and Secretary	$502,931	9,465	10,747	0	NA
All current executive officers as a group (6 persons)	$5,844,553	109,998	124,886	0	NA
All other employees as a group	$1,391,955	26,193	29,747	0	NA

(1)	The amounts listed in this column reflect grant date fair value.

REQUIRED VOTE

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required (i) to approve the amendment and restatement of the Stock Incentive Plan and (ii) to approve the amended performance goals under the Stock Incentive Plan for purposes of Section 162(m) of the Code.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE STOCK INCENTIVE PLAN AND TO APPROVE THE REVISED PERFORMANCE GOALS UNDER THE STOCK INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m).

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law July 21, 2010, provides shareholders with an opportunity to cast an advisory vote on the compensation of executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” vote, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2015 executive compensation programs and policies and the compensation paid to the named executive officers of the Company.

As discussed beginning on page 26 of this Proxy Statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to serve the Company and its shareholders by aligning executive compensation with shareholder interests and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long-term.

PROPOSAL

The Company is presenting this proposal, which gives you as a shareholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers of Energen Corporation, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the Company’s 2016 Proxy Statement.”

REQUIRED VOTE

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, this proposal.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Although your vote on this matter is advisory in nature and therefore will not be binding upon the Company, the Compensation Committee or the Board of Directors, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSAL – METHANE GAS EMISSIONS REPORT

We expect the following proposal to be presented by a shareholder at the Annual Meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us. To ensure that readers can easily distinguish between the materials provided by the proponent and the materials we have provided, we have placed a box around material provided by the proponent.

The Board recommends you vote AGAINST the shareholder proposal for the reasons we give after the proposal.

PROPOSAL RESPECTING PREPARATION OF REPORT ON METHANE GAS EMISSIONS

This proposal was submitted by California State Teachers’ Retirement System, 100 Waterfront Place, MS-04, West Sacramento, California 95605-2807. California State Teachers’ Retirement System beneficially owned, as of November 16, 2015, 211,685 shares of Energen common stock. Portico Benefit Services, 800 Marquette Ave., Suite 1050, Minneapolis, Minnesota 55402-2892 was a co-filer of the proposal. Portico Benefit Services beneficially owned, as of November 18, 2015, 2,237 shares of Energen common stock. Friends Fiduciary Corporation, 1650 Arch Street, Suite 1904, Philadelphia, Pennsylvania 19103 was a co-filer of the proposal. Friends Fiduciary Corporation beneficially owned, as of November 18, 2015, 6,000 shares of Energen common stock. Finally, Miller/Howard Investments, Inc., 10 Dixon Avenue, Woodstock, NY 12498 also was a co-filer of the proposal on behalf of Lowell Miller. Mr. Miller beneficially owned, as of November 18, 2015, 185 shares of Energen common stock.

Shareholder Proposal

ENERGEN CORPORATION METHANE EMISSIONS RISK MANAGEMENT RESOLUTION

WHEREAS:

We believe that reporting on environmental risk management makes a company more responsive to its shareholders who are seeking information on how the company is navigating growing regulation, evolving legislation, and increasing public expectations around how corporate behavior impacts the environment.

Companies in the oil and gas industry face risk due to intended and unintended emissions of methane gas from their operations. According to the Environmental Protection Agency (EPA), the oil and gas sector in the United States is the largest industrial source of methane pollution and leaks more than 7 million metric tons of methane emissions each year, enough to meet the cooking and heating needs of over 5 million American homes.

Methane gas emissions are a significant contributor to climate change. According to the Environmental Defense Fund (EDF), methane is a climate pollutant 84 times more powerful than carbon dioxide over a 20 year period and is responsible for one quarter of the global warming we feel today.

Regulation surrounding methane emissions is growing. In 2014, Colorado became the first state in the United States to directly regulate methane emissions from oil and natural gas operations. In August 2015, the EPA proposed the first-ever direct regulation of methane pollution for new and modified sources in the oil and gas industry.

Increased disclosure surrounding methane emissions management could improve public trust in oil and gas companies. According to a December 2013 research report published by Research + Data Insights, if oil and gas companies were to provide greater visibility into efforts to cut down on emissions … they have an opportunity to see a dramatic increase in public trust.

Methane emissions also represent the loss of a saleable product. A recent analysis by the Rhodium Group found that in 2012, about 3.5 trillion cubic feet of unburned natural gas, worth about $30 billion, was emitted globally from the oil and gas industry as a result of leaks and intentional releases.

Low cost solutions to address methane reductions exist. A 2014 report by the consulting firm ICF International found that a 40 percent reduction in methane emissions by 2018 would cost $108 million a year in operational expenditures, working out to roughly one penny per thousand cubic foot of gas produced on average in the United States.

Energen Corporation has not provided adequate disclosure, in public filings, on its website, or through a report, that discusses the Company’s strategies to mitigate risk associated with the emission of methane gas from its operations.

RESOLVED

Shareholders request that the Board of Directors issue a report describing how the company is monitoring and managing the level of methane emissions from its operations. The requested report should include a company-wide review of the policies, practices, and metrics related to Energen Corporation’s methane emissions risk management strategy. The report should be prepared at reasonable cost, omitting proprietary information, and made available to shareholders by December 31, 2016.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL

COMPANY STATEMENT IN OPPOSITION

Energen has worked for many years to reduce methane emissions. These efforts include voluntary implementation of emissions reduction activities and equipment as well as compliance with methane emission control, reduction and reporting regulations.

It is also important to note that over the past three years, Energen has dramatically reduced its methane footprint as a result of the sales of its natural gas utility (2014), the majority of its San Juan Basin New Mexico natural gas assets (2015), its North Louisiana/East Texas natural gas assets (2014), and its Alabama Black Warrior Basin coalbed methane assets (2013). Energen has recently announced plans to sell its remaining San Juan Basin New Mexico natural gas assets, which would further reduce our natural gas footprint. As a result of these asset divestments, Energen’s natural gas production has been reduced from 71 Bcf in 2013 to 36 Bcf in 2015 with an estimated production of 23 Bcf in 2016 (excluding the held for sale San Juan Basin New Mexico assets).

Since 2003, the Company has participated in the United States Environmental Protection Agency (EPA) Natural Gas STAR Program. Gas STAR is a voluntary partnership that encourages oil and natural gas companies to employ technologies and practices to improve operational efficiency and reduce methane emissions. Since joining, the Company has achieved Gas STAR estimated cumulative methane emission reductions of more than 6.6 billion cubic feet through the end of 2014. These reductions do not reflect reductions that the Company has reported since 2014. This number represents voluntary reductions, some of which were over and above regulatory-driven reductions prior to promulgation of Subpart OOOO. These voluntary reductions were achieved through:

•	Installation of electric motors on pumping units and compressors previously fueled by natural gas

•	Installation of vapor recovery units (VRUs) at production tank batteries

•	Installation of pumping units on gas wells with plunger lift to reduce venting while removing fluids from gas well bores

•	Capture of casing head gas by VRU or compressor

•	Reduction of blanket gas on tank battery facility

•	Flaring instead of venting where gas could not be captured into a pipeline system

In addition to the initiatives reported under the Gas STAR Program, the Company has taken, and continues to take, other actions to reduce methane emissions, including:

•	Installation of low-bleed or no-bleed pneumatic devices and installation of no-bleed level controllers where electricity is available

•	Implementation of reduced emission (green) completions

•	Optimization of plunger lift installations

•	Use of solar powered chemical pumps

•	Pipeline/Flowline leak monitoring

•	Installation of vapor combustors and flares on tank batteries

•	Instituting a thief hatch/Enardo valve inspection program

•	Use of electronic and external tank gauging

Energen expects to achieve further reductions through these and other initiatives and through implementation of regulatory-mandated procedures and equipment modifications under the EPA’s New Source Performance Standards (NSPS) Subpart OOOO (“Quad O”) regulations and National Emissions Standards for Hazardous Air Pollutants (NESHAPS) Subpart HH regulations. Additionally, Energen will continue to participate in voluntary efforts through the EPA’s Natural Gas Star Partnership.

Annual emission reports are made to the EPA pursuant to EPA’s Mandatory Greenhouse Gas Reporting regulations found in 40 CFR Subpart W. The Company reports greenhouse gas emissions (GHGs), expressed in C02 equivalents via EPA’s online electronic greenhouse gas reporting tool (e-GGRT), and reported data is publically available on the EPA’s website.

During the past year we have updated and expanded the discussion and information available in the Corporate Social Responsibility section of our website, www.energen.com, including the discussion of our methane emission reduction initiatives in the Air subsection. During 2015 we also participated for the first time in the CDP survey.

The Company believes that a report of the type requested by the proposal would be of limited usefulness to shareholders and management and duplicative of past and ongoing Company and regulatory activities and disclosures. Given the limited value of such a report, it is the judgment of the Board of Directors that its preparation would be an inefficient use of corporate resources and an unnecessary expense.

RECOMMENDATION

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

In order to be considered for inclusion in our Proxy Statement and form of proxy, proposals of shareholders intended to be presented at the 2017 Annual Meeting must be received at the Company’s principal executive offices no later than November 22, 2016. If a shareholder desires to bring other business before the 2017 Annual Meeting without including such proposal in the Company’s Proxy Statement, the shareholder must notify the Company in writing no earlier than January 3, 2017 and no later than February 2, 2017. Shareholders who wish to nominate individuals to serve on the Board of Directors must follow the requirements set forth in Section 1.11 of the Company’s Bylaws. In order to be eligible to nominate a person for election to our Board of Directors a shareholder must (i) comply with the notice procedures set forth in the Bylaws and (ii) be a shareholder of record on the date of giving such notice as well as on the meeting date. To be timely, any shareholder who wishes to make a nomination to be considered at the 2017 Annual Meeting must deliver the notice specified by our Bylaws between January 3, 2017 and February 2, 2017. The Bylaws contain a number of substantive and procedural requirements that should be reviewed by any interested shareholder. Shareholder proposals and director nominations should be directed to J. David Woodruff, Secretary, Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

ENERGEN CORPORATION

Chairman of the Board

Birmingham, Alabama

March 22, 2016

Appendix A

The following peer group is referred to on page 29 of the Proxy Statement.

CUSTOM PEER GROUP DATA BASE

Cabot Oil & Gas Corp

Cimarex Energy Co

Comstock Resources Inc.

Concho Resources

Continental Resources, Inc.

Denbury Resources Inc.

EQT Corp

EXCO Resources, Inc.

Forest Oil Corp

Laredo Petroleum, Inc.

Linn Energy

Newfield Exploration Co

Pioneer Natural Resources Co

Oasis Petroleum, Inc.

QEP Resources

Quicksilver Resources Inc.

Range Resources Corp

Sandridge Energy, Inc.

SM Energy Co

Southwestern Energy Co

Ultra Petroleum Corp

Whiting Petroleum Corp

A-1

Appendix B

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures
Earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses
(EBITDAX) is a Non-GAAP financial measure (GAAP refers to generally accepted accounting principles). Adjusted EBITDAX from continuing operations further excludes income associated with the San Juan divestment (completed in the first quarter of 2015), impairment losses, certain non-cash mark-to-market derivative financial instruments, income and losses from discontinued operations and gains and losses on disposal of discontinued operations. Energen believes these measures allow analysts and investors to understand the financial performance of the company from core business operations, without including the effects of capital structure, tax rates and depreciation. Further, this measure is useful in comparing the company and other oil and gas producing companies.

Reconciliation To GAAP Information ($ in millions)	Year-to-Date Ended 12/31
2015
Energen Net Income (Loss) (GAAP)	(945.7)
(Income) Loss associated w/ San Juan Basin divestment, net of tax	(22.1)

Adjusted Net Income from Continuing Operations (Non-GAAP)	(967.8)

Interest expense	43.1
Income tax expense (benefit)*	(548.1)
Depreciation, depletion and amortization*	585.7
Accretion expense*	6.7
Exploration expense	7.8
Dry hole expense	7.1
Adjustment for asset impairment	1,292.3
Adjustment for mark-to-market (gains) losses*	281.8

Energen Adjusted EBITDAX from Continuing Operations (Non-GAAP)	708.5

Note: Amounts may not sum due to rounding

* Amount adjusted to exclude San Juan Basin divestment. See reconciliation to GAAP Information for the Year-to-Date Ended 12/31/2015.

Non-GAAP Financial Measures

The consolidated statement of income excluding certain divestments is a Non-GAAP financial measure (GAAP refers to generally accepted accounting principles). Energen believes excluding information associated with the divestment of assets held in the San Juan Basin (completed in the first quarter of 2015) provides analysts and investors useful information to understand the financial performance of the company from ongoing business operations. Further, this information is useful in comparing the company and other oil and gas producing companies operating primarily in the Permian Basin.

Energen Net Income (Loss) Excluding San Juan Divestment Reconciliation to GAAP Information	Year-to-Date Ended December 31, 2015
(in thousands except per share and production data)	GAAP	San Juan Basin	Non-GAAP
Revenues
Oil, natural gas liquids and natural gas sales	$763,261	$24,246	$739,015
Gain (loss) on derivative instruments	115,293	$8,369	106,924

Total Revenues	878,554	32,615	845,939

Operating Costs and Expenses
Oil, natural gas liquids & natural gas production	228,380	14,526	213,854
Production and ad valorem taxes	57,380	1,908	55,472
O&G Depreciation, depletion and amortization	587,882	8,068	579,814
FF&E Depreciation, depletion and amortization	5,907	-	5,907
Asset impairment	1,292,308	-	1,292,308
Exploration	14,878	-	14,878
General and administrative	149,132	(560)	149,692
Accretion of discount on asset retirement obligations	7,108	433	6,675
(Gain) loss on sale of assets and other	(26,570)	(26,969)	399

Total costs and expenses	2,316,405	(2,594)	2,318,999

Operating Income (Loss)	(1,437,851)	35,209	(1,473,060)

Other Income/(Expense)
Interest expense	(43,108)	-	(43,108)
Other income	223	-	223

Total other expense	(42,885)	-	(42,885)

Income (Loss) from Continuing Operations Before Income Taxes	(1,480,736)	35,209	(1,515,945)
Income tax expense (benefit)	(535,005)	13,133	(548,138)

Income (Loss) From Continuing Operations	(945,731)	22,076	(967,807)

Discontinued Operations, net of tax
Income (loss) from discontinued operations	-	-	-
Gain on Disposal of discontinued ops	-	-	-

Income from discontinued ops	-	-	-

Net Income (Loss)	$(945,731)	$22,076	$(967,807)

Diluted Earnings Per Average Common Share
Continuing Operations	$(12.43)	$(0.29)	$(12.72)
Discontinued Operations	$-	$-	$-

Net Income (Loss)	$(12.43)	$(0.29)	$(12.72)

Basic earning Per Average Common Share
Continuing Operations	$(12.43)	$(0.29)	$(12.72)
Discontinued Operations	$-	$-	$-

Net Income (Loss)	$(12.43)	$(0.29)	$(12.72)

Oil	14,023	1	14,022
NGL	4,065	139	3,926
Natural Gas	5,934	1,347	4,587

Total Production (mboe)	24,022	1,487	22,535

Total Production (boepd)	65,814	4,074	61,740

Note: Amounts may not sum due to rounding

Non-GAAP Financial Measures

The consolidated statement of income excluding certain divestments is a Non-GAAP financial measure (GAAP refers to generally accepted accounting principles). Energen believes excluding information associated with the divestment of assets held in the San Juan Basin (completed in the first quarter of 2015) provides analysts and investors useful information to understand the financial performance of the company from ongoing business operations. Further, this information is useful in comparing the company and other oil and gas producing companies operating primarily in the Permian Basin.

Energen Net Income (Loss) Excluding San Juan Divestment Reconciliation to GAAP Information	Year-to-Date Ended December 31, 2014
(in thousands except per share and production data)	GAAP	San Juan Basin	Non-GAAP
Revenues
Oil, natural gas liquids and natural gas sales	$1,344,194	$169,997	$1,174,197
Gain (loss) on derivative instruments	335,019	$22,354	312,665

Total Revenues	1,679,213	192,351	1,486,862

Operating Costs and Expenses
Oil, natural gas liquids & natural gas production	274,432	59,736	214,696
Production and ad valorem taxes	102,063	15,085	86,978
O&G Depreciation, depletion and amortization	543,738	55,786	487,952
FF&E Depreciation, depletion and amortization	4,826	246	4,580
Asset impairment	416,801	-	416,801
Exploration	28,090	4,244	23,846
General and administrative	122,052	(2,294)	124,346
Accretion of discount on asset retirement obligations	7,608	1,561	6,047
(Gain) loss on sale of assets and other	2,642	-	2,642

Total costs and expenses	1,502,252	134,364	1,367,888

Operating Income (Loss)	176,961	57,987	118,974

Other Income/(Expense)
Interest expense	(37,771)	-	(37,771)
Other income	1,181	-	1,181

Total other expense	(36,590)	-	(36,590)

Income (Loss) from Continuing Operations Before Income Taxes	140,371	57,987	82,384
Income tax expense (benefit)	40,728	20,609	20,119

Income (Loss) From Continuing Operations	99,643	37,378	62,265

Discontinued Operations, net of tax
Income (loss) from discontinued operations	29,292	-	29,292
Gain on Disposal of discontinued ops	439,097	-	439,097

Income from discontinued ops	468,389	-	468,389

Net Income (Loss)	$568,032	$37,378	$530,654

Diluted Earnings Per Average Common Share
Continuing Operations	$1.36	$(0.51)	$0.85
Discontinued Operations	$6.39	$-	$6.39

Net Income (Loss)	$7.75	$(0.51)	$7.24

Basic earning Per Average Common Share
Continuing Operations	$1.37	$(0.52)	$0.85
Discontinued Operations	$6.42	$0.01	$6.43

Net Income (Loss)	$7.79	$(0.51)	$7.28

Oil	11,814	16	11,798
NGL	4,103	695	3,408
Natural Gas	9,767	5,876	3,891

Total Production (mboe)	25,684	6,587	19,097

Total Production (boepd)	70,367	18,047	52,321

Note: Amounts may not sum due to rounding

Appendix C

Stock Incentive Plan

ENERGEN CORPORATION

STOCK INCENTIVE PLAN

(As Amended and Restated Effective May 3, 2016)

The purpose of this Plan is to provide a means whereby Energen Corporation may, through the use of stock and stock related compensation, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of Energen Corporation and its subsidiaries.

1. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)	“Adjusted Option Expiration Date” means:

(1)	in the event of a Qualified Termination due to Retirement, the earlier of the Expiration Date or the fifth anniversary of the termination date;

(2)	in the event of a Change in Control Termination or a Qualified Termination not due to Retirement, the earlier of the Expiration Date or the third anniversary of the termination date;

(3)	in the event of a termination of employment for Cause, immediately upon termination; and

(4)	in the event of a termination of employment not described in the foregoing clauses, the earlier of the Expiration Date or the ninetieth day following termination.

(b)	“Award” means any grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and/or Performance Shares.

(c)	“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing one or more Awards and which may, but need not be (as determined by the Committee) executed or acknowledged by the applicable Participant(s) as a condition to receiving an Award or the benefits under an Award (provided that Awards of Incentive Stock Options must be executed or acknowledged by the Participants), and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Participant(s).

(d)	“Award Period” means the 3-year period (Energen fiscal years) commencing with the first day of the fiscal year in which the applicable Performance Share Award is granted, except as otherwise provided in the applicable Award Agreement and subject to the other provisions of this Plan.

(e)	“Board” means the Board of Directors of Energen.

(f)	“Cause” means any of the following:

(1)	The willful and continued failure by a Participant to substantially perform such Participant’s duties with Energen or a Subsidiary (other than any such failure resulting from such Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant specifically identifying the manner in which such Participant has not substantially performed such Participant’s duties;

(2)	The engaging by a Participant in willful, reckless or grossly negligent misconduct which is demonstrably injurious to Energen or a Subsidiary monetarily or otherwise; or

(3)	The conviction of a Participant of a felony.

(g)	“Change in Control” means the occurrence of any one or more of the following:

(1)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of Energen (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Energen entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (1) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Energen or any corporation controlled by Energen shall not constitute a Change in Control;

(2)	Individuals who, as of January 1, 2016, constitute the Board of Directors of Energen (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Energen (the “Board of Directors”); provided, however that any individual becoming a director subsequent to such date whose election, or nomination for election by Energen’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(3)

Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of Energen (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energen or all or substantially all of Energen’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energen or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

(h)	“Change in Control Termination” means termination of a Participant’s employment with Energen and all Subsidiaries under either of the following circumstances:

(1)	an involuntary termination (other than for Cause) after the occurrence of a Change in Control; or

(2)	a voluntary termination for good reason entitling the Participant to severance compensation under a written change in control severance compensation agreement between Energen and the Participant.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j)	“Committee” means the Compensation Committee of the Board or such other Committee of two or more directors as may be determined by the Board. “Committee” also means the Committee’s delegate(s) acting under the authority of Section 5.

(k)	“Energen” means Energen Corporation and any successor corporation by merger or other reorganization.

(l)	“Employee” means any employee of one or more of Energen and the Subsidiaries.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Exercise Date” means the date on which a notice of option exercise is delivered to Energen pursuant to Section 6.2(c) or a notice of option cancellation is delivered to Energen pursuant to Section 6.2(i).

(o)	“Expiration Date” means the last day of the option period specified at the time of grant pursuant to Section 6.2(a).

(p)	“Fair Market Value” means, with respect to a share of Stock, the closing price of the Stock on the New York Stock Exchange (or such other exchange or system on which the Stock then trades or is quoted) or, if there is no trading of the Stock on the relevant date, then the closing price on the most recent trading date preceding the relevant date. With respect to other consideration, the term Fair Market Value means fair market value as may be reasonably determined by the Committee; provided that any valuation subject to Code Section 409A shall be made in accordance with Code Section 409A and the regulations thereunder.

(q)	“Incentive Stock Options” means options granted under the Plan to purchase Stock which at the time of grant qualify as “incentive stock options” within the meaning of Section 422 of the Code.

(r)	“Nonqualified Stock Options” means options granted under the Plan to purchase Stock which are not Incentive Stock Options.

(s)	“Participant” means an Employee to whom an Award is granted pursuant to the Plan, or if applicable, successors and assigns permitted under Section 11.

(t)	“Performance Measures” has the meaning set forth in Section 9.

(u)	“Performance Share” means the value equivalent of one share of Stock.

(v)	“Plan” means this Energen Corporation Stock Incentive Plan, as amended from time to time.

(w)	“Qualified Termination” means termination of a Participant’s employment with Energen and all Subsidiaries under any one of the following circumstances:

(1)	A result of Participant’s Retirement.

(2)	A result of the Participant’s death or disability.

(3)	Expressly agreed in writing by Energen and/or a Subsidiary to constitute a Qualified Termination for purposes of this Plan.

(x)	“Restricted Award” means an Award of Restricted Stock or Restricted Stock Units.

(y)	“Restricted Stock” means Stock granted to a Participant under Section 7 with respect to which the applicable Restrictions have not lapsed or been removed.

(z)	“Restricted Stock Unit” means the right to receive one share of Stock upon the lapse or removal of the applicable Restrictions.

(aa)	“Restrictions” means the prohibitions set forth in Section 7.2(a) against the sale, assignment, transfer, pledge, hypothecation and other encumbering or disposal of Restricted Stock and against the payment of Restricted Stock Units.

(bb)	“Retirement” shall mean termination of employment by a Participant (other than for Cause) who is at least 55 years old and has at least 10 years of service with the Energen and its subsidiaries.

(cc)	“Stock” means the common stock, par value $.01 per share, of Energen as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

(dd)	“Subsidiary” means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly by Energen Corporation.

(ee)	“Ten Percent Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of Energen.

2. Share Limitations.

2.1 Shares Subject to the Plan. Subject to adjustment in accordance with Section 3, as of March 3, 2016, 1,882,581 shares of Stock were reserved and available for issuance under the Plan for future Awards (reflecting the original 650,000-share authorization, the 1998 stock split adjustment, an additional 1,500,000 shares authorized at the January 2002 shareholder meeting, the 2005 stock split adjustment and 3,000,000 shares authorized at the April 2011 shareholder meeting, reduced by prior Awards). Shares of Stock allocable to an Award or portion of an Award that is canceled by forfeiture, expiration or for any other reason (excepting pursuant to a stock appreciation right election under Section 6.2(i)) shall again be available for additional Awards. If any option granted under the Plan shall be canceled as to any shares of Stock pursuant to Section 6.2(i) (stock appreciation rights), then such shares of Stock shall not be available for the grant of another Award. Shares of Stock not issued as the result of the net exercise of a stock appreciation right, shares tendered by the Participant or retained by Energen as full or partial payment to Energen for the purchase of an Award or to satisfy tax withholding obligations in connection with an Award, or shares repurchased on the open market with the proceeds from the payment of an exercise price of an option shall not again be available for issuance under the Plan.

2.2 Limitations. Subject to adjustment in accordance with Section 3, (i) the maximum aggregate number of shares of Stock represented by all Awards granted to any one Participant during any one Energen fiscal year shall not exceed 400,000 calculated assuming maximum payout of the Awards and with each Restricted Stock Unit and Performance Share representing one share of Stock; (ii) consistent with clause (i), the maximum number of shares of Stock represented by Awards of Stock Options granted to any one Participant during any one Energen fiscal year shall not exceed 400,000; and (iii) the maximum number of shares of stock represented by Incentive Stock Options granted after March 3, 2016, shall not exceed 1,882,581. A Participant may be granted more than one Award during any Energen fiscal year.

3. Adjustments in Event of Change in Common Stock. In the event of any change in the Stock by reason of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or rights offering to purchase Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be available for issuance under the Plan and the terms of outstanding Awards shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights granted to, or available for, Participants in the Plan. If the adjustment would result in fractional shares with respect to an Award, then the Committee may make such further adjustment (including, without limitation, the use of consideration other than Stock or rounding to the nearest whole number of shares) as the Committee shall deem appropriate to avoid the issuance of fractional shares.

4. Administration of the Plan. The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Subject to the provisions of the Plan including, but not limited to, Section 5 hereof, the Committee shall have the exclusive authority to select the Employees who are to be Participants in the Plan, to determine the Award to be made to each Participant, and to determine the conditions subject to which Awards will become payable under the Plan. The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. The Committee’s interpretation and construction of the Plan and of any conditions applicable to Awards shall be conclusive and binding on all persons, including Energen and all Participants. Any action which can be taken, or authority which can be exercised, by the Committee with respect to the Plan, may also be taken or authorized by the Board.

5. Participation. Participants in the Plan shall be selected by the Committee from those Employees who, in the judgment of the Committee, have significantly contributed or can be expected to significantly contribute to Energen’s success; provided, however, that the Committee may delegate to one or more officers of Energen and/or its Subsidiaries the authority to select and make Awards to Participants (who shall not include “covered employees” within the meaning of Code Section 162(m)(3), officers or directors of Energen or its Subsidiaries), provided that such delegation must be made pursuant to a resolution of the Committee specifying the maximum aggregate number of shares of Common Stock that may be subject to Awards by such officer(s).

6. Options

6.1 Grant of Options. Subject to the provisions of the Plan, the Committee may (a) determine and designate from time to time those Participants to whom options are to be granted and the number of shares of Stock to be optioned to each employee; (b) authorize the granting of Incentive Stock Options, Nonqualified Stock Options, or combination of Incentive Stock Options and Nonqualified Stock Options; (c) determine the number of shares subject to each option; (d) determine the time or times when each Option shall become exercisable and the duration of the exercise period; and (e) determine whether and, if applicable, the manner in which each option shall contain stock appreciation rights; provided, however, that (i) no Incentive Stock Option shall be granted after the expiration of ten years from the ISO Effective Date as defined in Section 15 and (ii) the aggregate Fair Market Value (determined as of the date the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of Energen and its Subsidiaries) shall not exceed $100,000.

6.2 Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an Award Agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a)	Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Committee may extend such period provided that, in the case of an Incentive Stock Option, such extensions shall not in any way disqualify the option as an Incentive Stock Option. In no case shall such period for an Incentive Stock Option, including any such extensions, exceed ten years from the date of grant, provided, however that, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such period, including extensions, shall not exceed five years from the date of grant.

(b)	Option Price, No Repricing. The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than (i) the Fair Market Value, or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110 percent of the Fair Market Value, (but in no event less than the par value) of one share of Stock on the date the option is granted, as determined by the Committee. Except as otherwise permitted by Section 3, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options or stock appreciation rights without shareholder approval.

(c)	Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of Energen or of a Subsidiary for such period, if any, as the Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments. The Committee shall have full authority to accelerate for any reason it deems appropriate the vesting schedule of all or any part of any option issued under the Plan. Each option shall be exercisable in whole or part on such date or dates and during such period and for such number of shares as shall be set forth in the applicable option agreement. An optionee electing to exercise an option shall give written notice to Energen of such election and of the number of shares the optionee has elected to purchase and shall at the time of exercise tender the full purchase price of the shares the optionee has elected to purchase plus any required withholding taxes in accordance with Sections 6.2(d) and 10.

(d)	Payment of Purchase Price upon Exercise. The purchase price of the shares as to which an option shall be exercised shall be paid to Energen at the time of exercise (i) in cash, (ii) in Stock already owned by the optionee having a total Fair Market Value equal to the purchase price and not subject to any lien, encumbrance or restriction on transfer other than pursuant to federal or state securities laws, (iii) by election to have Energen withhold (from the Stock to be delivered to the optionee upon such exercise) shares of Stock having a Fair Market Value equal to the purchase price or (iv) by any combination of such consideration having a total Fair Market Value equal to the purchase price; provided that the use of consideration described in clauses (ii), (iii) and (iv) shall be subject to approval by the Committee. In addition the Committee in its discretion may accept such other consideration or combination of consideration as the Committee shall deem to be appropriate and to have a total Fair Market Value equal to the purchase price. In each case, Fair Market Value shall be determined as of the Exercise Date.

(e)	Exercise in the Event of Termination of Employment.

(1)	Cause. If an optionee’s employment by Energen and all Subsidiaries shall terminate for Cause, then all options held by the terminated Employee shall immediately expire.

(2)	Qualified Termination. In the event of a Qualified Termination, then all options held by the optionee with a grant date at least ten months prior to the date of termination shall be immediately and fully vested and options with a grant date less than ten months prior to the date of termination shall immediately expire.

(3)	Change in Control Termination. In the event of a Change in Control Termination, all options held by the optionee which were granted prior to the Change in Control shall be immediately and fully vested.

(4)	Other Termination. In the event that an optionee’s employment by Energen and all Subsidiaries terminates for reason other than Cause, Qualified Termination or Change in Control Termination, then all of the optionee’s unvested options shall immediately expire.

(5)	Adjusted Option Expiration Date. Following a termination of employment any vested options held by the terminated employee will expire on the applicable Adjusted Option Expiration Date.

(6)	Committee Authority. The foregoing provisions of this Section 6.2(e) notwithstanding, the Committee shall have full authority to accelerate the vesting schedule of all or any part of any option issued under the Plan and held by an employee who plans to terminate his or her employment, such that a terminated employee, his heirs or personal representatives may exercise (at such time or times on or prior to the applicable Expiration Dates as may be specified by the Committee) any part or all of any unvested option under the Plan held by such employee at the date of his or her termination of employment. Furthermore, the Committee may at the time of grant provide for different or supplemental terms and conditions with respect to termination of employment and any such terms and conditions expressly provided in the written option agreement shall be controlling with respect to that option.

(7)	Options Granted Prior to January 31, 2012. The other provisions of this Section 6.2(e) notwithstanding, the provisions of Section 6.2(e) of the Energen Corporation Stock Incentive Plan as Amended effective April 27, 2011, continue to control the manner in which options granted prior to January 31, 2012, will be treated upon a termination of employment.

(f)

Nontransferability. Except as may otherwise be provided in this Section 6.2(f), no option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, an option shall be exercisable only by the optionee. The foregoing notwithstanding, the optionee may transfer Nonqualified Stock Options to (i) the optionee’s spouse or natural, adopted or step-children or grandchildren (including the optionee, “Immediate Family Members”), (ii) a trust for the benefit of one or more of the Immediate Family Members, (iii) a family charitable trust established by one or more of the Immediate Family Members, or (iv) a partnership in which the only partners are (and, except as may be otherwise agreed by the Committee, will remain during the option period) one or more of the Immediate Family Members. Any options so transferred shall not be further transferable except in accordance with the terms of this Plan, shall remain subject to all terms and conditions of the Plan and the applicable option agreement, and may be exercised by the transferee only to the extent that the optionee would have been entitled to exercise the option had the option not been transferred.

(g)	Investment Representation. To the extent reasonably necessary to assure compliance with all applicable securities laws, upon demand by Energen for such a representation, the optionee shall deliver to Energen at the time of any exercise of an option or portion thereof or settlement of stock appreciation rights a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

(h)	Incentive Stock Options. Each option agreement which provides for the grant of an Incentive Stock Option to a participant shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an “incentive stock option” within the meaning of Section 422 of the Code, or any amendment thereof or substitute therefor. As provided in Section 6.1, no Incentive Stock Option shall be granted after the expiration of ten years from the ISO Effective Date as defined in Section 15. Energen, in its discretion, may retain possession of any certificates for Stock delivered in connection with the exercise of an Incentive Stock Option or appropriately legend such certificates during the period that a disposition of such Stock would disqualify the exercised option from treatment as an incentive stock option under Section 422 of the Code (a “422 Option”). Subject to the other provisions of the Plan, Energen shall cooperate with the optionee should the optionee desire to make a disqualifying disposition. Any Incentive Stock Option which is disqualified from treatment as a 422 Option, for whatever reason, shall automatically become a Nonqualified Stock Option. No party has any obligation or responsibility to maintain an Incentive Stock Option’s status as a 422 Option. The optionee shall, however, immediately notify Energen of any disposition of Stock which would cause an Incentive Stock Option to be disqualified as a 422 Option.

(i)	Stock Appreciation Right. Each option agreement may provide that the optionee may from time to time elect, by written notice to Energen, to cancel all or any portion of the option then subject to exercise, in which event Energen’s obligation in respect of such option shall be discharged by payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value as of the Exercise Date of the shares subject to the option or the portion thereof so canceled over the aggregate purchase price for such shares as set forth in the option agreement or, if mutually agreed by the Committee and the optionee, (i) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value as of the Exercise Date equal to any such excess, or (ii) a combination of cash and shares of Stock with a combined value as of the Exercise Date equal to any such excess.

(j)	No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any shares subject to the optionee’s option prior to the date of issuance to the optionee of a certificate or certificates for such shares.

(k)	Issuance of Shares. Subject to Section 6.2(h), as soon as reasonably practicable after receipt of an exercise notice and full payment, Energen shall issue to the optionee the appropriate number of shares of Stock.

7. Restricted Stock and Restricted Stock Units (Restricted Awards)

7.1 Grant of Restricted Awards. The Committee may make grants of Restricted Stock and/or Restricted Stock Units to Participants. Each Restricted Award shall be evidenced by an Award

Agreement setting forth the number of shares of Restricted Stock or number of Restricted Stock Units granted and the terms and conditions to which the Restricted Award is subject. Restricted Awards may be granted by the Committee in its discretion with or without cash consideration.

7.2 Terms and Conditions of Restricted Stock.

(a)	Restrictions.

(1)	Restricted Stock. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the Restrictions on such shares have lapsed or been removed.

(2)	Restricted Stock Units. Restricted Stock Units will not be payable until the Restrictions on payment of such Restricted Stock Units have lapsed or been removed. Upon the lapse or removal of Restrictions on Restricted Stock Units the Restricted Stock Units shall be settled by delivering to the Participant the number of shares of Stock equal to the number of Restricted Stock Units being settled.

(b)	Lapse. The Committee shall establish as to each Restricted Award the terms and conditions upon which the Restrictions shall lapse, which terms and conditions may include, without limitation, a required period of service, Performance Measures, or any other individual or corporate performance conditions.

(c)	Termination of Employment. In the event of a Qualified Termination, then all Restrictions on the Participant’s outstanding Restricted Awards with a grant date at least ten months prior to the date of termination shall immediately lapse and Restricted Awards with a grant date less than ten months prior to the date of termination shall be forfeited and returned to Energen. In the event of a Change in Control Termination, all Restrictions on the Participant’s outstanding Restricted Awards shall immediately lapse. Should a Participant’s employment with Energen and all Subsidiaries terminate for any reason other than a Qualified Termination or a Change in Control Termination, all Restricted Awards which remain subject to Restrictions, shall be forfeited and returned to Energen. The foregoing notwithstanding, the Committee may at the time of grant provide for different or supplemental terms and conditions with respect to termination of employment and any such terms and conditions expressly provided in the applicable Award agreement shall be controlling with respect to that Restricted Award.

NOTE: early lapse of Restrictions on Restricted Stock Units may have Section 409A implications; see Section 18.

(d)	Lapse at Discretion of Committee. The Committee may at any time, in its sole discretion, accelerate the time at which any or all Restrictions on a Restricted Award will lapse or remove any and all such Restrictions; provided that the Committee may not accelerate the lapse of or remove Restrictions which require the attainment of Performance Measures established by the Committee pursuant to Section 9.2 except as may be permitted by the performance-based exception to Section 162(m) of the Code.

(e)

Rights with respect to Restricted Stock. Upon the acceptance by a Participant of an Award of Restricted Stock, such Participant shall, subject to the Restrictions, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing

Restricted Stock may be held by Energen until the restrictions lapse and shall bear such restrictive legends as Energen shall deem appropriate.

(f)	No shareholder rights with respect to Restricted Units. A Participant shall have no rights of a shareholder, including voting, dividend or other distribution rights, with respect to Restricted Stock Units prior to the date they are settled in shares of Stock.

(g)	No Section 83(b) Election. Unless otherwise expressly agreed in writing by Energen, a Participant shall not make an election under Section 83(b) of the Code with respect to a Restricted Stock Award and upon the making of any such election, all shares of Restricted Stock subject to the election shall be forfeited and returned to Energen.

8. Performance Shares

8.1 Grant of Performance Shares. The Committee may make grants of Performance Shares to Participants. Each Performance Share Award shall be evidenced by an Award Agreement setting forth the number of Performance Shares granted and the terms and conditions to which the Performance Share Award is subject.

8.2 Terms and Conditions of Performance Share Awards.

(a)	General. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Measures to be achieved during the applicable Award Period, the number of shares of Stock subject to any Performance Share Award, and the amount of any payment to be made upon achievement of the Performance Measures applicable to any Performance Award.

(b)	No Right to Dividends. A Performance Share Award shall not entitle a Participant to receive any dividends or dividend equivalents on Performance Shares; no Participant shall be entitled to exercise any voting or other rights of a shareholder with respect to any Performance Share Award under the Plan; and no Participant shall have any interest in or rights to receive any shares of Stock prior to the time when the Committee authorizes payment of Performance Shares pursuant to Section 8.3.

(c)	Settlement of Performance Share Awards. Settlement of Performance Share Awards to any Participant shall be made in accordance with Section 8.3 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Performance Share Award is made. The Committee may prescribe conditions such that payment of a Performance Share Award may be made with respect to a number of shares of Stock greater than the number of Performance Shares awarded on the date of grant. The Committee may prescribe different conditions for different Participants.

8.3 Payment of Performance Awards. Each Participant granted a Performance Share Award shall be entitled to payment on account thereof as of the close of the applicable Award Period, but only if the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. Payment of Awards shall be made by Energen promptly following the determination by the Committee that payment has been earned and by March 15 of the year following the year in which the Award is earned. Payment of Performance Shares shall be made in the form of shares of Stock.

8.4 Termination of Employment. Except in the case of a Qualified Termination or a Change in Control Termination, if, prior to the close of the Award Period with respect to a Performance Share Award, a Participant’s employment with Energen and all Subsidiaries terminates, then any unpaid portion of such Participant’s Performance Share Award shall be forfeited.

In the case of a Qualified Termination, the Participant shall remain entitled to payout of any outstanding Performance Share Awards with a grant date at least ten months prior to the date of termination (subject to the reduction described below) at the end of the applicable Award Period in accordance with the terms of this Plan including without limitation applicable performance conditions. Each of such outstanding Performance Share Award shall be reduced to equal the number of Performance Shares originally granted, multiplied by a fraction the numerator of which is the number of months from the beginning of the applicable Award period to the termination date and the denominator of which is the number of months in the applicable Award Period.

In the event of a Change in Control Termination, a Participant shall within thirty days following termination receive payment of all outstanding Performance Share Awards measured at target performance.

8.5 Consulting, Non-Compete and Confidentiality. A Participant’s entitlement, if any, to payout of Performance Share Awards subsequent to termination of employment with Energen and all Subsidiaries shall continue so long as the Participant is in compliance with the following requirements. Failure to comply shall result in forfeiture of all then outstanding Performance Share Awards.

(a)	Consulting Services. For a period of three years following the termination of the Participant’s employment (“Date of Termination”), Participant will fully assist and cooperate with Energen, the Subsidiaries and their representatives (including outside auditors, counsel and consultants) with respect to any matters with which the Participant was involved during the course of employment, including being available upon reasonable notice for interviews, consultation, and litigation preparation. Except as otherwise agreed by Participant, Participant’s obligation under this Section 8.5(a) shall not exceed 80 hours during the first year and 20 hours during each of the following two years. Such services shall be provided upon request of Energen and the Subsidiaries but scheduled to accommodate Participant’s reasonable scheduling requirements. Participant shall receive no additional fee for such services but shall be reimbursed all reasonable out-of-pocket expenses.

(b)	Non-Compete. For a period of twelve months following the Date of Termination, unless otherwise expressly approved in writing by Energen, the Participant shall not Compete, (as defined below) or assist others in Competing with Energen and the Subsidiaries. For purposes of this Agreement, “Compete” means offer to acquire any oil or gas mineral interest (A) within an oil or gas unit for which Energen or a Subsidiary is the operator of record or (B) within an oil or gas unit contiguous to an oil or gas unit for which Energen or a Subsidiary is the operator of record. Employment by, or an investment of less than one percent of equity capital in, a person or entity which Competes with Energen or the Subsidiaries does not constitute Competition by Participant so long as Participant does not directly participate in, assist or advise with respect to such Competition.

(c)	Confidentiality. Participant agrees that at all times following the Date of Termination, Participant will not, without the prior written consent of Energen, disclose to any person, firm or corporation any confidential information of Energen or the Subsidiaries which is now known to Participant or which hereafter may become known to Participant as a result of Participant’s employment, unless such disclosure is required under the terms of a valid and effective subpoena or order issued by a court or governmental body; provided, however, that the foregoing shall not apply to confidential information which becomes publicly disseminated by means other than a breach of this provision.

9. Performance Measures.

9.1 General Performance Measures. At its discretion, the Committee may make the Awards subject to the achievement or satisfaction of performance conditions (“Performance Measures”). Subject to Section 9.2 below, the Committee may use such business criteria and other measures of performance as it deems appropriate in establishing Performance Measures. Performance objectives set on a per share basis such as earnings or cash flow per share shall be appropriately adjusted to reflect changes in outstanding shares resulting from stock dividends, splits or combinations or mergers, reorganizations or similar transactions.

9.2 Section 162(m) Performance Measures. If the Committee intends for an Award to qualify for the performance-based exceptions from Section 162(m) of the Code, the selected Performance Measures shall be specific, measurable goals set by the Committee, may include multiple objectives, and may be based on one or more operational or financial criteria. In setting the performance objectives, the Committee shall select from one or more of the following criteria in either absolute or relative terms, with respect to Energen and/or a Subsidiary:

(a)	total shareholder return;

(b)	return on assets, return on equity or return on capital employed;

(c)	measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, earnings before interests, taxes, depreciation and amortization, or earnings before interest, depreciation, amortization, taxes and exploration expense;

(d)	cash flow measures;

(e)	gross or net revenues or gross or net margins;

(f)	levels of operating expense or other expense items reported on the income statement;

(g)	oil and/or gas reserves, reserve growth, production, production growth, production replacement, either absolute or on an appropriate per unit basis (e.g. reserve or production growth per diluted share);

(h)	efficiency or productivity measures such as annual or multi-year average finding costs, absolute or per unit operating and maintenance costs, lease operating expenses, operating and maintenance expenses;

(i)	measures of selected operations activities such as number of wells drilled or number of miles of pipe installed;

(j)	satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee defining “satisfactory”;

(k)	debt ratios or other measures of credit quality or liquidity;

(l)	strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee.

(m)	measures of safety and/or environmental stewardship; and

(n)	such other criteria as may be established by the Committee in writing and which meet the requirements of the performance-based exception to Section 162(m) of the Code.

When provided for by the Committee at the time the performance objectives are established, the performance objectives may be adjusted to exclude the effect of any of one or more of the following events that occur during the performance period:

(o)	asset write-downs, sales and dispositions;

(p)	litigation, claims, judgments or settlements;

(q)	the effect of changes in law, regulation, accounting principles or other provisions affecting reported results;

(r)	accruals for reorganization and restructuring programs;

(s)	material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items; and

(t)	any extraordinary, unusual, non-recurring or non-comparable items:

(1)	as described in Accounting Standards Codification No. 225,

(2)	as described in management’s discussion and analysis of financial condition and results of operations appearing in Energen’s Annual Report to shareholders for the applicable year, or

(3)	as publicly announced by Energen in a press release or conference call relating to Energen’s results of operations or financial condition for a completed quarterly or annual fiscal period; such as non-cash mark-to-market gains and losses on open derivative contracts.

In the event that the performance-based exception to Section 162(m) of the Code or its successor is amended such that the performance-based exception permits the employer to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have discretion to make such changes without obtaining shareholder approval.

10. Withholding. Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for federal, state or local income tax purposes, pay to Energen and Subsidiaries, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award together with any federal (including FICA and FUTA), state, or local employment taxes required to be withheld. The obligations of Energen under the Plan shall be conditional on such payment or arrangements. Energen and, where applicable, its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a Participant from any payment of any kind otherwise due to said Participant. The Committee may permit Participants to satisfy their federal, and where applicable, state and local tax withholding obligations with respect to all Awards by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock otherwise issuable or payable to said Participants in respect of an Award. During periods that the Committee permits such share withholding, Participants will be deemed to have elected share withholding; provided, however, that Energen may in its sole discretion permit a Participant to satisfy the withholding obligations of this Section 10 according to the direction of the Participant.

11. No Assignment of Interest. Except as provided in Section 6.2(f), the interest of any person in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void. Amounts payable under the Plan shall be transferable only by will or by the laws of descent and distribution.

12. No Rights to Continued Employment. The Plan and any Award granted under the Plan shall not confer upon any Participant any right with respect to continuance of employment by Energen or any Subsidiary or any right to further Awards under the Plan, nor shall they interfere in any way with the right of Energen or any Subsidiary by which a Participant is employed to terminate the Participant’s employment at any time.

13. Compliance with Other Laws and Regulations. The Plan, the grant and fulfillment of Awards thereunder, and the obligations of Energen to sell, issue, release and/or deliver shares of Stock shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Energen shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which Energen shall, in its sole discretion, determine to be necessary or advisable.

14. Amendment and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan. Subject to Section 18, without the written consent of a Participant, no amendment or suspension of the Plan shall alter or impair any Award previously granted to a Participant under the Plan.

15. Effective Date of the Plan. The original effective date of the Plan was November 25, 1997, the date of its adoption by the Board, subject to approval by the shareholders of Energen holding not less than a majority of the shares present and voting at its January 1998 Annual Meeting. From time to time the Board has made amendments to the Plan that require shareholder approval for effectiveness and the shareholders of Energen have approved such amendments, each of which is deemed to be a re-adoption by the Board and re-approval by the shareholders of the Plan for the purposes of Code Section 422(b)(2). The “ISO Effective Date” is the earlier of the dates of such re-adoption and re-approval of the most recent shareholder approved Plan amendment or restatement.

16. Name. The Plan shall be known as the “Energen Corporation Stock Incentive Plan.”

17. 1997 Deferred Compensation Plan. If and to the extent permitted under the Energen Corporation 1997 Deferred Compensation Plan (the “Deferred Compensation Plan”), a Participant may elect, pursuant to the Deferred Compensation Plan, to defer receipt of part or all of any shares of Stock or other consideration deliverable under an Award and upon such deferral shall have no further right with respect to such deferred Award other than as provided under the Deferred Compensation Plan. In the event of such a deferral election, certificates for such shares of Stock as would have otherwise been issued under the Plan but for the deferral election, may at the discretion of Energen be delivered to the Trustee under the Deferred Compensation Plan and registered in the name of the Trustee or such other person as the Trustee may direct. Regardless of whether such deferred shares of Stock are issued to the Trustee, they shall constitute “issued” shares for purposes of the Plan’s maximum number of shares limitation set forth in Section 2.

18. Effect of Code Section 409A. Payments and benefits under this Plan are intended to be exempt from the requirements under Code section 409A (“Code Section 409A”) and all provisions of the Plan shall be interpreted in accordance with the applicable exemptions; there are, however, potential circumstances under which Plan payments and benefits may not be exempt from Code Section 409A. To the extent any payment or benefit is subject to Code Section 409A, the Plan shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof. Notwithstanding any provision of the Plan to the contrary, in the event that Energen determines that any payments or benefits may or do not comply with Code Section 409A, Energen may amend the Plan (without Participant consent) or take any other actions that Energen determines are necessary or appropriate to (i) exempt the payments or benefits hereunder from the application of Code Section 409A or preserve the intended tax treatment of the payments and benefits provided hereunder, or (ii) comply with the requirements of Code Section 409A. Without limiting the generality of the foregoing, if and to the extent that any payment or benefit under this Plan is determined by Energen to constitute “nonqualified deferred compensation” subject to Code

Section 409A, this Plan shall be administered accordingly, and any such payment provided to an employee who is a “specified employee” (within the meaning of Code Section 409A and as determined pursuant to procedures established by Energen) must be delayed for six months from the date of employment termination to comply with section 409A(a)(2)(B)(i) of the Code. Energen shall set aside those payments or benefits that would have been made but for payment delay required by the preceding sentence, and such amounts will be paid at the end of the delay. Notwithstanding the foregoing, neither Energen nor the Committee shall have any liability to any person in the event Code Section 409A applies to any Award in a manner that results in adverse tax consequences for a Participant.

ENERGEN CORPORATION

605 Richard Arrington, Jr. Blvd. North

Birmingham, Alabama 35203-2707

(205) 326-2700

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time on May 2, 2016. (April 29, 2016 for Employee Savings Plan Participants)

Vote by Internet
• Go to www.investorvote.com/EGN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5.

1. Election of Directors- Nominees:

	For	Against	Abstain		For	Against	Abstain	+
01 - T. Michael Goodrich	☐	☐	☐	2. Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐
02 - Jay Grinney	☐	☐	☐	3. Approval of the amendment and restatement of, and performance goals under, Energen’s Stock Incentive Plan.	☐	☐	☐
03 - Frances Powell Hawes	☐	☐	☐	4. Approval of the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
Management recommends a vote AGAINST the Shareholder Proposal.
					For	Against	Abstain
				5. Shareholder Proposal — Methane Gas Emissions Report	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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029VIC

NOTICE TO EMPLOYEE SAVINGS PLAN PARTICIPANTS. If you are a participant in the Energen Corporation Employee Savings Plan (the “Plan”) you have the right to direct the Trustee under the Plan how full shares of the Company’s Common Stock allocable to your account under the Plan as of February 29, 2016, should be voted at the Annual Meeting of Shareholders of Energen Corporation (the “Company”). Energen’s stock transfer agent, Computershare, will forward your instructions to the Vanguard Fiduciary Trust Company, Trustee of the Plan. If directions are not received by the transfer agent on or before April 29, 2016, you will be treated as directing the Plan’s Trustee to vote your shares in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and the 2015 Annual Report to Shareholders are available at:

www.annualmeeting.energen.com

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — ENERGEN CORPORATION

Annual Meeting of Shareholders — May 3, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints James T. McManus, II and J. David Woodruff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Energen Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 3, 2016, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

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IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet • Go to www.investorvote.com/EGN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Energen Shareholder Meeting to be Held on May 3, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/EGN.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 22, 2016 to facilitate timely delivery.

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029VKC

Energen’s Annual Meeting of Shareholders will be held on May 3, 2016 at 605 Richard Arrington, Jr. Blvd. N. Birmingham, Alabama at 8:30 a.m. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following Proposals:

1.	Election of Directors: T. Michael Goodrich; Jay Grinney; Frances Powell Hawes

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

3.	Approval of the amendment and restatement of, and performance goals under, Energen’s Stock Incentive Plan

4.	Approval of the advisory (non-binding) resolution relating to executive compensation

The Board of Directors recommends that you vote AGAINST the following proposal:

5.	Shareholder proposal — Methane Gas Emissions Report

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

NOTICE TO EMPLOYEE SAVINGS PLAN PARTICIPANTS. If you are a participant in the Energen Corporation Employee Savings Plan (the “Plan”) you have the right to direct the Trustee under the Plan how full shares of the Company’s Common Stock allocable to your account under the Plan as of February 29, 2016, should be voted at the Annual Meeting of Shareholders of Energen Corporation. Energen’s stock transfer agent, Computershare, will forward your instructions to the Vanguard Fiduciary Trust Company, Trustee of the Plan. If directions are not received by the transfer agent on or before April 29, 2016, you will be treated as directing the Plan’s Trustee to vote your shares in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

Directions to the Energen Corporation 2016 Annual Meeting

Directions to the Energen Corporation 2016 annual

meeting are available by calling Investor Relations at

1-800-654-3206.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.investorvote.com/EGN. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Energen” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 22, 2016.

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